UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12

C&J ENERGY SERVICES LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 9, 2015

Dear Fellow Shareholder:

You are cordially invited to attend a Special General Meeting of Shareholders (the “Special General Meeting”) of C&J Energy Services Ltd. (the “Company”) to be held at 2:00 p.m., local time, on January 21, 2016, at the Company’s headquarters at Crown House, 2nd Floor, 4 Par-La-Ville Rd, Hamilton, HM08, Bermuda. At the Special General Meeting, we will consider and vote upon the following matters, which are further explained in the accompanying Proxy Statement:

(1)	The approval of the Second Amendment to the C&J Energy Services 2015 Long Term Incentive Plan; and

(2)	The approval of the material terms of the C&J Energy Services 2015 Long Term Incentive Plan for the purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

We will also consider and vote upon any other business that is properly presented at the Special General Meeting (or any adjournments or postponements thereof), and I, along with certain other members of the Company’s management team, will be present to respond to your questions.

Your vote is important to us and we encourage you to take part in the affairs of the Company. Whether or not you plan to attend the Special General Meeting, we urge you to participate by submitting your vote as soon as possible. Specific directions for submitting your vote by mail, the telephone and Internet are included in the Proxy Statement and on the Proxy Card. If a bank, broker or other nominee holds your shares, you will receive voting instructions directly from that bank, broker or other nominee, as the shareholder of record.

We hope you will join us at our Special General Meeting. On behalf of C&J Energy Services Ltd. and the Board of Directors, thank you for your continued support.

Sincerely,

Joshua E. Comstock

Chairman and Chief Executive Officer

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

December 9, 2015

To the Shareholders of C&J Energy Services Ltd.:

The Special General Meeting of Shareholders (the “Special General Meeting”) of C&J Energy Services Ltd. (the “Company”) will be held at 2:00 p.m., local time, on January 21, 2016, at the Company’s headquarters at Crown House, 2nd Floor, 4 Par-La-Ville Rd, Hamilton, HM08, Bermuda. At the Special General Meeting, we will consider and vote upon the following matters, which are further explained in the accompanying Proxy Statement:

(1)	The approval of the Second Amendment to the C&J Energy Services 2015 Long Term Incentive Plan; and

(2)	The approval of the material terms of the C&J Energy Services 2015 Long Term Incentive Plan for the purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

We will also consider and vote upon any other business that is properly presented at the Special General Meeting (or any adjournments or postponements thereof). In addition, members of our management team will be present to respond to your questions.

If you were a shareholder of the Company at 5:00 p.m., Atlantic Daylight Time, on December 1, 2015, the record date for the Special General Meeting, you are entitled to notice of and to vote at the Special General Meeting. A list of our shareholders of record will be available and may be inspected during normal business hours for a period of at least ten days prior to the Special General Meeting at the registered office of C&J Energy Services Ltd., located at Crown House, 2nd Floor, 4 Par-La-Ville Rd, Hamilton, HM08, Bermuda. The list of shareholders of record will also be available for your review at the Special General Meeting.

Whether you plan to attend the Special General Meeting and regardless of the number of shares that you own, it is important that your shares are represented at the Special General Meeting, as a quorum of the shareholders must be present, either in person or by proxy, in order to conduct the Special General Meeting. In the event there are not sufficient votes for a quorum or to approve the voting proposals noted above at the time of the Special General Meeting, the Special General Meeting may be adjourned in order to permit further solicitation of proxies.

Your vote is important. Even if you plan to attend the Special General Meeting, please vote by mail or through the telephone or Internet voting systems. Specific directions for submitting your vote by mail and through the telephone and Internet are included in the accompanying Proxy Statement and on the accompanying Proxy Card. If a bank, broker or other nominee holds your shares in “street name”, you will receive voting instructions directly from such bank, broker or other nominee as the shareholder of record. Please vote as promptly as possible to ensure that your shares are represented. Even if you have submitted your proxy, you may still vote in person if you attend the Special General Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Special General Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of the Board of Directors,

Theodore R. Moore

Executive Vice President and General Counsel

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 21, 2016

This Notice of Special General Meeting of Shareholders and the accompanying Proxy Statement for the Special General Meeting are available at www.proxyvote.com.

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PROXY STATEMENT

This Proxy Statement contains information related to the C&J Energy Services Ltd. Special General Meeting of Shareholders (the “Special General Meeting”). In this Proxy Statement we refer to the C&J Energy Services Ltd. Board of Directors as the “Board” and C&J Energy Services Ltd. as “C&J,” the “Company” “we,” “us,” and like terms.

We are furnishing the Notice of Special General Meeting, this Proxy Statement and the enclosed Proxy Card (collectively the “Proxy Materials”), in connection with the solicitation of proxies by the Board for use at the Special General Meeting.

SPECIAL GENERAL MEETING DATE AND LOCATION

The Special General Meeting will be held at 2:00 p.m., local time, on January 21, 2016, at the Company’s headquarters located at Crown House, 2nd Floor, 4 Par-La-Ville Rd, Hamilton, HM08, Bermuda, or at such other time and place to which the Special General Meeting may be postponed or adjourned. References in this Proxy Statement to the “Special General Meeting” also refer to any adjournments, postponements or changes in location of the Special General Meeting, to the extent applicable.

DELIVERY OF PROXY MATERIALS

On or around December 9, 2015, we will commence delivery of a “Notice of Internet Availability of Proxy Materials” to beneficial owners of our common shares and shareholders of record entitled to notice of and to vote at the Special General Meeting. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our Proxy Materials via the Internet at www.proxyvote.com and vote. Upon request, we have delivered the Proxy Materials by mail to certain beneficial owners of our common shares and shareholders of record.

We have also made the Proxy Materials available free of charge at the Company’s website at www.cjenergy.com. The information on our website is not incorporated by reference into this Proxy Statement and you should not consider it a part of this Proxy Statement. An electronic or printed copy of the Proxy Materials may also be obtained, free of charge, by contacting C&J Energy Services Ltd. at Crown House, 2nd Floor, 4 Par-La-Ville Rd, Hamilton, HM08, Bermuda, Attn: Corporate Secretary, or by emailing Investors@cjenergy.com.

ABOUT THE SPECIAL GENERAL MEETING

What is the Purpose of the Special General Meeting?

At the Special General Meeting, shareholders will consider and vote upon the following matters:

(1)	Proposal 1: The approval of the Second Amendment to the C&J Energy Services 2015 Long Term Incentive Plan; and

(2)	Proposal 2: The approval of the material terms of the C&J Energy Services 2015 Long Term Incentive Plan for the purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

We will also consider and vote upon any other business that is properly presented at the Special General Meeting (or any adjournments or postponements thereof). In addition, members of our management team will be present to respond to your questions.

Who is Entitled to Vote at the Special General Meeting?

Only our shareholders as of 5:00 p.m., Atlantic Daylight Time, on December 1, 2015, the record date (the “Record Date”) established by the Board for purposes of the Special General Meeting, are entitled to receive notice of, and to vote at, the Special General Meeting, or to act with respect to matters as to which the holders of our issued common shares have the right to vote or to act. On the Record Date, the Company had 120,427,721 common shares, par value $0.01 per share, in issue and entitled to vote at the Special General Meeting.

How Many Votes Can I Cast?

You are entitled to one vote for each common share you owned on the Record Date on each matter presented at the Special General Meeting.

What is the Difference Between a “Shareholder of Record” and a “Street Name Shareholder”?

Most shareholders hold their shares through a shareholder of record, such as a bank, broker or other nominee, rather than directly in their own name. As summarized below, there are some distinctions between shares owned as a shareholder of record and those owned in street name.

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Shareholder of Record. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly or to vote in person at the Special General Meeting.

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Street Name Shareholder. If your shares are held in a stock brokerage account or through a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” (that is, shares held in the name of your broker, bank or other nominee) and your broker, bank or other nominee (or, Cede & Co., as the case may be) is considered the shareholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote and are also invited to attend the Special General Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Special General Meeting unless you obtained a signed proxy from the shareholder of record giving you the right to vote the shares.

How do I Vote My Shares?

Shareholders of Record: Shareholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

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By Internet. You may submit a proxy electronically on the Internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials or, if you received the Proxy Materials by mail, the enclosed Proxy Card. Please have the Notice of Internet Availability or Proxy Card (as applicable) in hand when you log onto the website. Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, the day before the Special General Meeting.

•	By Telephone. You may submit a proxy by telephone (from U.S. and Canada only) by using the toll-free number listed on the Notice of Internet Availability of Proxy Materials or, if you received the

Proxy Materials by mail, the enclosed Proxy Card. Please have the Notice of Internet Availability or Proxy Card (as applicable) in hand when you call. Telephone voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, the day before the Special General Meeting.

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By Mail. If you received the Proxy Materials by mail, you may indicate your vote by completing, signing and dating the enclosed Proxy Card and returning it to the Company in the enclosed reply envelope.

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In Person. You may vote in person at the Special General Meeting by completing a ballot, which will be provided at the Special General Meeting. Please note that attending the Special General Meeting without completing a ballot will not count as a vote.

Street Name Shareholders: Since your shares are held in “street name” (that is, in the name of your broker, bank or other nominee), you are considered the beneficial owner of shares held in “street name” (or the “street name shareholder”) and our Proxy Materials are being forwarded to you by your broker, bank or other nominee, which is considered, with respect to those shares, the shareholder of record. As the street name shareholder, you have the right to direct the shareholder of record how to vote. Street name shareholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

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By Methods Listed on Voting Instruction Form. Please refer to the voting instruction form or other information provided by the shareholder of record for your shares to determine whether you may submit your vote by mail, telephone or electronically on the Internet.

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In Person with a Proxy from the Shareholder of Record. You may vote in person at the Special General Meeting if you obtain a legal proxy from the shareholder of record for your shares. Please refer to the voting instruction form or other information sent to you by the shareholder of record for your shares to determine how to obtain a legal proxy in order to vote in person at the Special General Meeting.

Can I Revoke my Proxy?

If you are a shareholder of record, you can revoke your proxy at any time before it is exercised by:

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Submitting written notice of revocation to C&J Energy Services Ltd., Crown House, 2nd Floor, 4 Par-La-Ville Rd, Hamilton, HM08, Bermuda, Attn: Corporate Secretary, so long as such notice is timely received before the Special General Meeting;

•	Submitting a later dated proxy with new voting instructions by mail or through the telephone or Internet voting systems; or

•	Attending the Special General Meeting and voting your shares in person (attending the Special General Meeting will not by itself have the effect of revoking a previously submitted proxy).

If you are a street name shareholder and you vote by proxy, you may change your vote by submitting new voting instructions to the shareholder of record for your shares in accordance with such shareholder of record’s procedures.

What is the Effect of Broker Non-Votes and Abstentions and What Vote is Required to Approve Each Proposal?

If you are a street name shareholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, such bank, broker or other nominee may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (“NYSE”).

There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from the street name shareholder. If you are a street name shareholder and you have not given timely instructions to the shareholder of record for your shares, and such shareholder of record does not have discretionary authority to vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Special General Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when shareholders are present at the Special General Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the shareholders are voting.

If you are a street name shareholder, and you do not give voting instructions, pursuant to NYSE Rule 452, the shareholder of record will not be permitted to vote your shares with respect to Proposal 1—Approval of Second Amendment to 2015 LTIP or with respect to Proposal 2—Approval of Material Terms of the 2015 LTIP for the Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code, and your shares will be considered “broker non-votes” with respect to these proposals.

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Proposal 1—Approval of Second Amendment to 2015 LTIP: Approval of this proposal requires the affirmative vote of a majority of the votes of the common shares cast on this proposal at the Special General Meeting. Under Bermuda law, abstentions and broker non-votes are not counted as votes cast and, accordingly, do not affect the outcome of the vote on this proposal for Bermuda law purposes. However, under NYSE rules, this proposal must be approved by a majority of the votes cast on the proposal with abstentions counting as votes cast. Therefore, abstentions will have the same effect as a vote against the proposal for NYSE purposes.

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Proposal 2—Approval of Material Terms of the 2015 LTIP for the Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code: Approval of this proposal requires the affirmative vote of a majority of the votes of the common shares cast on this proposal at the Special General Meeting. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not affect the outcome of the vote on this proposal.

Our Board has appointed Joshua E. Comstock, Chairman of the Board and Chief Executive Officer, and Theodore R. Moore, Executive Vice President and General Counsel, as the “Management Proxy Holders” for the Special General Meeting. If you are a shareholder of record, unless you give other instructions on your Proxy Card (whether submitted by mail, telephone or Internet), your shares will be voted by the Management Proxy Holders in accordance with the recommendations of the Board.

The recommendations of the Board are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote as follows:

•	FOR the approval of the Second Amendment to the C&J Energy Services 2015 Long Term Incentive Plan; and

•	FOR the approval of the material terms of the C&J Energy Services 2015 Long Term Incentive Plan for the purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

What is a Quorum?

A quorum is the presence at the Special General Meeting of two or more persons present throughout the meeting and representing in person or by proxy in excess of one-third of the total issued common shares in the Company. There must be a quorum for the Special General Meeting to be held. In the absence of a quorum, the chairman of the Special General Meeting or the shareholders so present, by a majority in voting power thereof, may adjourn the Special General Meeting from time to time until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Special General Meeting for purposes of determining a quorum.

Who Will Bear the Cost of Soliciting Votes for the Special General Meeting?

The Company will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing, mailing and posting of the Proxy Materials and any additional information furnished to our shareholders in connection with the Special General Meeting. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. We have retained Broadridge Financial Solutions, Inc. (“Broadridge”) to aid in the distribution of Proxy Materials and to provide voting and tabulation services for the Special General Meeting. For these services, we will pay Broadridge a fee of approximately $5,500 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing the Proxy Materials to the beneficial owners of our common shares.

Whom should I contact with questions about the Proxy Materials or the Special General Meeting?

If you have any questions about the Proxy Materials or the Special General Meeting, please contact C&J Energy Services Ltd. at Crown House, 2nd Floor, 4 Par-La-Ville Rd, Hamilton, HM08, Bermuda, Attn: Corporate Secretary or by email at Investors@cjenergy.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 21, 2016

The Notice of Special General Meeting of Shareholders and this Proxy Statement for the Special

General Meeting are available at www.proxyvote.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2014, no member of the Compensation Committee of the Board (the “Compensation Committee”) served as an officer or employee of the Company, nor did any member of the Compensation Committee have any relationship with the Company requiring disclosure herein. Additionally, none of our executive officers has served as a director or member of a compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board or our Compensation Committee.

SHARE OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and any persons who own more than ten percent of a registered class of the Company’s equity securities (the “Section 16 Reporting Persons”), to file with the U.S. Securities and Exchange Commission (the “SEC”) reports of ownership of the Company’s equity securities and changes in reported ownership. The Section 16 Reporting Persons are required by SEC rules to furnish us with copies of all Section 16(a) reports that they file.

Based solely on a review of the reports furnished to the Company by, or written representations from, the Section 16 Reporting Persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2014, the Section 16 Reporting Persons timely filed all reports that such persons were required to file under Section 16(a) of the Exchange Act.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the amount of our common shares beneficially owned as of December 1, 2015 (unless otherwise indicated) by (1) each person known by us to own beneficially more than 5% of our common shares; (2) each of our 2014 Named Executive Officers, (3) each of our directors and director nominees and (4) all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares Owned(2)	Acquirable within 60 Days(3)	Percent of Class Outstanding(4)
Nabors Industries Ltd.(5)	62,542,404	—	52%
General Atlantic LLC(6)	6,316,323	—	5%
Capital Research Global Investors(7)	6,006,356	—	5%
Joshua E. Comstock(8)	6,303,742	2,614,551	5%
Randall C. McMullen, Jr.(9)	2,077,405	1,422,011	*
Donald J. Gawick	178,056	3,167	*
James H. Prestidge, Jr.	94,580	—	*
Theodore R. Moore	250,326	146,610	*
Michael Roemer	30,382	3,667	*
H. H. Wommack, III	27,882	3,667	*
William Restrepo	7,947	—	—
Sheldon R. Erikson	7,947	—	—
Executive Officers and Directors as Group (13 persons)	9,297,173	4,253,061	8%

*	Represents less than 1% of the outstanding common stock.
(1)	Except as otherwise indicated, the mailing address of each person or entity named in the table is C&J Energy Services Ltd., Crown House, 2nd Floor, 4 Par-La-Ville Rd, Hamilton, HM08, Bermuda.
(2)

Reflects the number of shares beneficially held by the named person as of December 1, 2015, with the exception of the amounts reported in filings on Schedule 13G or Schedule 13D (including any amendments thereto), which amounts are based on holdings as of December 31, 2014, or as otherwise disclosed in such filings. The number of shares beneficially owned by the named person includes (a) any shares of restricted stock, whether vested or unvested, held by such person and (b) any shares that could be purchased upon the exercise of options held by the named person as of December 1, 2015, or within 60 days after December 1, 2015. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person.
(3)	Reflects the number of shares that could be purchased upon the exercise of options held by the named person as of December 1, 2015, or within 60 days after December 1, 2015.
(4)	Based on 120,427,721 shares of common stock issued and outstanding as of December 1, 2015. Based on the number of shares owned and acquirable within 60 days as of December 1, 2015 by the named person (including (a) any shares of restricted stock, whether vested or unvested, held by such person and (b) any shares that could be purchased upon the exercise of options held by the named person as of December 1, 2015, or within 60 days after December 1, 2015), with the exception of the amounts reported in filings on Schedule 13G or Schedule 13D (including any amendments thereto), which amounts are based on holdings as of December 31, 2014, or as otherwise disclosed in such filings.
(5)	As reported on a Form 3 as of March 24, 2015 and filed with the SEC on March 24, 2015. These shares are held by Nabors International Management Limited (“NIML”), and interests in NIML are held directly by Nabors Industries Ltd. (“NIL”) and Nabors Holdings Ltd., a direct wholly owned subsidiary of Nabors Global Holdings II Limited, which is a direct wholly owned subsidiary of Nabors Blue Shield Ltd., itself a direct wholly owned subsidiary of NIL (collectively, “Nabors”). The address of Nabors is Nabors Industries, Crown House, 2nd Floor, 4 Par-La-Ville Rd, Hamilton, HM08, Bermuda.
(6)	As reported on Schedule 13D/A (Amendment No. 4) as of November 17, 2014 and filed with the SEC on November 19, 2014. The shares for which General Atlantic LLC (‘‘GA LLC’’) is deemed to beneficially own and have shared voting and dispositive control are owned by GAP Coinvestments CDA, L.P. (‘‘GAPCO CDA’’), GAP Coinvestments III, LLC (‘‘GAPCO III’’), GAP Coinvestments IV, LLC (‘‘GAPCO IV’’), General Atlantic Partners 90, L.P. (‘‘GAP 90 LP’’), General Atlantic Partners 93, L.P. (‘‘GAP 93 LP’’) and GAPCO GmbH & Co. KG (‘‘GAPCO KG’’). GA LLC is the general partner of GAPCO CDA and of General Atlantic GenPar, L.P., which is the general partner of GAP 90 LP and GAP 93 LP. GA LLC is also the managing member of GAPCO III and GAPCO IV. GAPCO Management GmbH (‘‘GmbH Management’’) is the general partner of GAPCO KG. GAPCO CDA, GAPCO III, GAPCO IV, GAP 90 LP, GAP 93 LP and GAPCO KG, (collectively, the ‘‘GA Group’’) are a ‘‘group’’ within the meaning of Rule 13d-5 of the Exchange Act. The address of the GA Group (other than GAPCO KG and GmbH Management) is c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, Connecticut, 06830. GAPCO KG and GmbH Management are located at c/o General Atlantic GmbH, Maximilian Strasse 356, 80539 Munich, Germany.
(7)	As reported on Schedule 13G/A as of March 31, 2015 and filed with the SEC on April 10, 2015 Capital Research Global Investors, a division of Capital Research and Management Company (“CRMC”), is deemed to be the beneficial owner of these securities as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, and the securities reported as owned by Capital Research Global Investors are owned by accounts under the discretionary investment management of Capital Research Global Investors. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, California, 90071.
(8)	Included in the shares indicated as beneficially owned by Mr. Comstock are (i) 1,412,420 shares owned by Mr. Comstock in his individual capacity; (ii) 966,000 shares held by a trust for the benefit of Mr. Comstock, of which Mr. Comstock serves as trustee and of which he may be deemed to be the beneficial owner; (iii) 966,000 shares held by a trust for the benefit of Rebecca A. Comstock, of which Mr. Comstock serves as co-trustee and of which he may be deemed to be the beneficial owner; (iv)150,000 shares owned by JRC Investments, LLC, of which Mr. Comstock may be deemed to be the beneficial owner in his capacity as the sole member of JRC Investments, LLC; and (v) 2,614,551 options owned by Mr. Comstock in his individual capacity, which are exercisable within 60 days of December 1, 2015.
(9)	Included in the shares indicated as beneficially owned by Mr. McMullen are (i) 50,000 shares held by a trust for the benefit of Mr. McMullen, of which Mr. McMullen serves as trustee and of which he may be deemed to be the beneficial owner; (ii) 50,000 shares held by a trust for the benefit of Mr. McMullen’s spouse, of which the Reporting Person serves as trustee and of which he may be deemed to be the beneficial owner; and (iii) 1,422,011 options owned by Mr. Mullen in his individual capacity, which are exercisable within 60 days of December 1, 2015.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Prior to March 24, 2015, C&J Energy Services Ltd. (previously named Nabors Red Lion Ltd.) was a wholly owned subsidiary of Nabors Industries Ltd. (“Nabors”). In October 2014, Nabors completed a restructuring of its subsidiaries, separating Nabors’ completion and production services business (the “C&P Business”) from Nabors’ other businesses such that C&J Energy Services Ltd. continued to hold only the subsidiaries that operate the C&P Business. Effective March 24, 2015, C&J Energy Services, Inc. (“Legacy C&J”) and Nabors completed the combination of Legacy C&J with the C&P Business (the “Merger”). At the effective time of the Merger, each issued and outstanding share of Legacy C&J common stock, par value $0.01 per share, was converted into the right to receive one newly issued common share of C&J Energy Services Ltd., par value $0.01 per share. In connection with the completion of the Merger, we were renamed C&J Energy Services Ltd. and our common shares began trading on the NYSE under the ticker “CJES.”

As the resulting combined company, we are one of the largest completion and production services providers in North America. We are led primarily by the individuals who served as Legacy C&J’s executive officers prior to the completion of the Merger. This Compensation Discussion and Analysis (“CD&A”) provides information about the compensation objectives and policies for the individuals who served as Legacy C&J’s principal executive officer, principal financial officer, and the other three most highly-compensated executive officers during fiscal year 2014 (collectively referred to as the “Named Executive Officers”), and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion under the heading “Executive Compensation.” This CD&A provides a general description of Legacy C&J’s 2014 compensation program and specific information about its various components, which primarily consisted of base salaries, short- and long-term incentive and retention programs, retirement plans and health and welfare benefits. The 2014 compensation program and decisions described below were determined by Legacy C&J’s Compensation Committee, which was composed of four independent directors, Ms. Adrianna Ma, and Messrs. H.H. “Tripp” Wommack, III (Chairman), Darren M. Friedman, and Michael Roemer. As used in this CD&A and in the sections entitled “Executive Compensation” and “Director Compensation” below, the terms “we,” “us,” “our,” and the “Company” refer, when discussing time periods prior to completion of the Merger, to Legacy C&J and its Board of Directors and Compensation Committee. Additionally, the term “share”, “shares” or “shareholders” refer, when discussing time periods prior to the completion of the Merger, to the stock and stockholders of Legacy C&J.

The Named Executive Officers discussed within this CD&A and in the compensation tables set forth under the heading “Executive Compensation” are listed below, along with the position each held prior to the Merger.

•	Joshua E. Comstock, Chairman and Chief Executive Officer

•	Randall C. McMullen, Jr., President, Chief Financial Officer, Treasurer and Director

•	Donald J. Gawick, Chief Operating Officer

•	James H. Prestidge, Jr., Chief Strategy Officer

•	Theodore R. Moore, Executive Vice President, General Counsel and Corporate Secretary

Following the Merger, compensation decisions for the Named Executive Officers will be made by our Compensation Committee, which is comprised of the following three members: Messrs. Wommack (Chairman), Roemer, and Sheldon R. Erikson. Although in accordance with the rules of the SEC this CD&A focuses on compensation for the Named Executive Officers for the last completed fiscal year (2014), we also describe compensation actions effected after the end of the last completed fiscal year in connection with the closing of the Merger to the extent we believe such discussion enhances the understanding of our executive compensation disclosures and our executive compensation structure following the Merger. See “—Actions Taken for the 2015 Fiscal Year” below for additional information.

Overview of Our Executive Compensation Program

Compensation Philosophy and Objectives

The primary objectives of our compensation program are to link compensation with the achievement of strategic business and financial objectives, to remain competitive within our industry, and to assure that we attract, motivate, and retain talented executive personnel. To this end, we have focused on designing a compensation program for our employees, including our Named Executive Officers, that includes a large component of incentive compensation based on our overall performance and the individual successes and contributions of our employees. In particular, our Compensation Committee believes significant emphasis on long-term equity incentive compensation is appropriate because it effectively aligns the interests of our employees with those of our shareholders, providing incentive to our employees to focus on the long-term success of the Company and rewarding employees for enhancing our share valuation. We believe that incentive compensation elements such as equity awards and cash bonuses communicate to our executives that they will be paid for performance and align the interests of our executives with our shareholders’ interests.

We expect that our Compensation Committee will continue to design our executive compensation policies in a manner that allows us to attract and retain individuals with the background and skills necessary to successfully execute our business strategy in a demanding environment, to motivate those individuals to reach near-term and long-term goals in a way that aligns their interests with our shareholders, and to reward individual and overall success in reaching such goals. In light of our greatly expanded capabilities and resources and our significantly larger asset base and geographic footprint following the Merger, we may incorporate additional performance metrics and designated target goals into our compensation program for cash bonuses and equity compensation awards. Further, we anticipate that our Compensation Committee will continue to work with an independent compensation consultant to assist in further tailoring our compensation program to that of a large scale, multinational public company within our industry.

Key Components of Our Executive Compensation Program

In designing our executive compensation program, our Compensation Committee relies on three primary elements of compensation:

•	Base salary;

•	Annual cash incentive bonus awards; and

•	Long-term equity incentive awards.

We believe that annual cash incentive bonuses and long-term equity incentive awards are flexible in application and can be tailored to meet our compensation objectives, while still providing the executives with a performance-based incentive. The determination of an employee’s cash incentive bonus reflects our Compensation Committee’s assessment of the employee’s relative contribution to achieving or exceeding our annual, near-term goals, while the determination of an employee’s long-term equity incentive awards is based, in large part, on the employee’s demonstrated and expected contribution to our longer term performance objectives.

The other key components of our executive compensation program are severance and change in control benefits, retirement, health and welfare benefits and other limited perquisites. We maintain employment agreements with each of our Named Executive Officers and provide individual award agreements to each recipient of any equity award, which govern the terms and conditions of these compensation elements. The key components of our 2014 executive compensation program are described in greater detail under the heading “—Components of 2014 Compensation of our Named Executive Officers” and the employment agreements in effect with the Named Executive Officers during 2014 are described below under “Executive Compensation—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards for the 2014 Fiscal Year End Table—Employment Agreements.” We entered into new employment agreements with the Named Executive Officers that became effective upon completion of the Merger, which are described below under “—Actions Taken For the 2015 Fiscal Year—New Employment Agreements.”

Say-on-Pay Advisory Vote

At Legacy C&J’s 2014 annual meeting of shareholders held on May 22, 2014, a majority of the votes cast by shareholders approved on an advisory basis the compensation paid to the Named Executive Officers for the 2013 fiscal year. Compensation decisions for the 2014 fiscal year were made by Legacy C&J’s Compensation Committee prior to the 2014 annual meeting of shareholders. During the 2014 fiscal year, the Compensation Committee evaluated the results of the say-on-pay advisory vote and the level of support expressed by shareholders at the 2014 annual meeting of shareholders. However, in light of execution of a definitive agreement for the Merger on June 25, 2014 and the negotiation of new management employment agreements with Nabors, Legacy C&J’s Compensation Committee did not make any changes to the compensation arrangements with the Named Executive Officers following Legacy C&J’s 2014 annual meeting of shareholders.

We are committed to aligning the interests of the Named Executive Officers with the interests of our shareholders and the delivery of shareholder value through sustainable growth strategies. Please see “—Actions Taken for the 2015 Fiscal Year” below for a discussion of compensation determinations made with respect to the 2015 fiscal year in connection with and following the completion of the Merger. Our shareholders will have the opportunity to cast an advisory vote to approve our executive compensation program and the compensation paid to the Named Executive Officers for the 2015 fiscal year at our 2016 annual meeting.

Shareholder-Friendly Features of Our Executive Compensation Program

Our executive compensation program contains the following shareholder-friendly features:

•

Our equity award agreements with our executive officers do not contain “single trigger” vesting acceleration (and all outstanding Legacy C&J equity awards held by the Named Executive Officers were assumed and continued by us following the Merger on the same terms and conditions).

•	Our employment agreements for our executive officers contain “double trigger” severance and change in control provisions.

•	We do not provide tax gross-ups on any potential golden parachute payments.

•	All long-term incentive awards are paid solely in shares.

•	We do not allow for backdating or repricing options.

•	We utilize a compensation consultant that is independent from management.

Compensation Setting Process

Role of Compensation Committee and Named Executive Officers in Setting 2014 Compensation

Our independent Compensation Committee has the authority to oversee our executive compensation program and to implement any formal equity-based compensation plans or policies that the committee deems appropriate for our employees, including the Named Executive Officers. Our Compensation Committee consults with certain of our executive officers regarding our compensation and benefit programs, other than with respect to such executive officer’s own compensation and benefits, but our Compensation Committee is ultimately responsible for making all compensation decisions for the Named Executive Officers.

Role of Compensation Consultants in Setting 2014 Compensation

Our Compensation Committee has the authority to engage a compensation consultant at any time if the committee determines that it would be appropriate to consider the recommendations of an independent outside source. During 2014, the Compensation Committee continued its engagement of an independent compensation consultant, Pearl Meyer & Partners or “PM&P.” PM&P has reviewed C&J’s executive compensation program and non-employee director compensation program since 2011 and, with respect to certain matters, the

Compensation Committee took into consideration information contained in PM&P’s most recent year-end report when making certain compensation decisions for the executives and the non-employee directors for 2014. The Compensation Committee does not use any particular formula or target a specific percentile of compensation at our peer companies when determining the Named Executive Officers’ compensation levels, and the information from PM&P is only one of the various factors considered in making compensation decisions.

Peer Group

PM&P also provided the Compensation Committee with recommendations and advice during the process of selecting an appropriate peer group for compensation purposes, and the 2014 peer group remained unchanged from the peer group used in 2013. The Compensation Committee’s general criteria for selecting a peer group include:

•	Companies that are direct competitors for the same space, products and/or services;

•	Companies that competed with us for the same executive team talent;

•	Companies with a similar Standard Industry Classification code or in a similar sector;

•	Companies that are most statistically related to us with similar revenue size;

•	Companies that generally are subject to the same market conditions (or specifically, oilfield services companies); and

•	Companies that are tracked similarly or which are considered comparable investments by outside analysts.

The Compensation Committee and PM&P determined that an appropriate peer group should consist of 10 to 15 companies. After consulting with management and analyzing the research completed by PM&P, the Compensation Committee determined that our peer group should consist of the following 14 companies:

• Basic Energy Services, Inc.	• Oil States International, Inc.

• Dresser-Rand Group Inc.	• Patterson-UTI Energy,Inc.

• Exterran Holdings, Inc.	• Pioneer Energy Services Corp.

• Helmerich & Payne, Inc.	• RPC, Inc.

• Key Energy Services, Inc.	• Superior Energy Services, Inc.

• Newpark Resources, Inc.	• Tesco Corporation

• Oceaneering International, Inc.	• TETRA Technologies, Inc.

Components of 2014 Compensation of our Named Executive Officers

Base Salary

Each Named Executive Officer’s base salary is a fixed component of compensation that may be annually adjusted by the Compensation Committee. We generally do not adjust base pay for our Named Executive Officers based strictly on our performance, rather we take individual accomplishments and market trends into account as well. As such, base pay functions as an important counterbalance to incentive, discretionary, and equity compensation, all of which are generally contingent on our performance or success. The determination as to the reasonableness of a Named Executive Officer’s 2014 base salary was made by our Compensation Committee, in consultation with PM&P, based on their collective extensive experience in the energy industry, and also with input from our Chief Executive Officer. The Compensation Committee reviews the base salaries for each Named Executive Officer annually as well as at the time of any promotion or significant change in job responsibilities, and in connection with each review considers individual and Company performance over the course of that year. The total base salary earned by each Named Executive Officer in 2014 is reported in “Executive Compensation—Summary Compensation Table.”

Based upon the studies conducted by PM&P at the end of the 2013 year, the Named Executive Officers’ base salaries were on average at or below the market median (with the exception of Mr. McMullen, who has operational responsibilities that place a premium on his value to us and who was estimated to be above the market median with respect to his base salary). For 2014, the Compensation Committee approved adjustments to the base salaries of our Named Executive Officers, other than Mr. Prestidge, whose base salary remained at the same level as set for 2013. Specifically, the 2014 base salary rates for our Named Executive Officers were as follows, effective January 5, 2014 (unless otherwise indicated): Mr. Comstock, $875,000 (effective February 2, 2014); Mr. McMullen, $510,000; Mr. Gawick, $425,000; Mr. Prestidge, $325,000 (no change); and Mr. Moore, $350,000. These base salaries were set at levels that reflect consideration of market analysis with respect to executive base salaries within our peer group and individual responsibilities and contributions to the Company.

Cash Incentive Bonus Awards

The employment agreements in effect during 2014 for each of Messrs. Comstock, McMullen, Gawick, Prestidge and Moore provided for an annual cash incentive bonus, which is stated in each employment agreement as a range. The actual amount of each annual bonus is determined by the Compensation Committee in its sole discretion and may be higher or lower than the target range in the Named Executive Officer’s employment agreement. The Compensation Committee also discussed the annual cash incentive target ranges with PM&P and whether any adjustments were warranted for 2014.

The target bonus set by the Board for each Named Executive Officer for the 2014 year, as well as the actual payout amounts for the 2014 annual cash incentive bonuses, are set forth in the table below. The target bonus percentages for 2014 remained the same as the applicable percentages used in 2013.

Name	Target Amount as Percentage of 2014 Salary	Actual Payment as Percentage of 2014 Salary	Actual Payment Amount ($)
Joshua E. Comstock	100-200%	200%	1,750,000
Randall C. McMullen, Jr.	100-200%	200%	1,020,000
Donald J. Gawick	75-150%	150%	637,500
James H. Prestidge, Jr.	75-150%	150%	487,500
Theodore R. Moore	50-100%	139%	487,500

For 2014, the Compensation Committee awarded annual cash incentive bonuses to Messrs. Comstock, McMullen, Gawick, Prestidge and Moore based upon its assessment of the Company’s overall performance during 2014 and each Named Executive Officer’s contribution to our overall performance. Specifically, the cash incentive bonuses awarded for 2014 were made in recognition of the extraordinary efforts the Named Executive Officers contributed towards the achievement of the Company’s overall performance in 2014 while simultaneously negotiating and planning for the closing of the Merger and the integration of the businesses of the combined company.

Bonus payments, if any, are typically paid between December 15 of the applicable year for which the bonus was earned and March 15 of the year following the year for which the bonus earned. In the event that any executive is terminated for cause in advance of the bonus payment date, however, such executive would forfeit any right to receive a bonus for that year.

Restricted Share Awards

On February 11, 2014, the Compensation Committee granted the Company’s 2014 annual long-term equity incentive awards to the Named Executive Officers. Following consultation with PM&P, the Compensation Committee elected to grant all 2014 long-term equity compensation in the form of restricted share grants with service-based vesting conditions. The Compensation Committee determined that grants of restricted shares were the best equity compensation vehicle to accomplish the committee’s compensation objectives because: (i) restricted share awards are less dilutive than options, (ii) restricted shares provide an effective retention incentive, and (iii) restricted share awards are in line with market practice. The Compensation Committee also requested PM&P’s thoughts and recommendations regarding the value of restricted share awards to the Named Executive Officers.

Pursuant to the 2014 annual long-term equity incentive awards, the Compensation Committee granted (i) 132,175 restricted shares to Mr. Comstock, (ii) 76,112 restricted shares to Mr. McMullen, (iii) 40,420 restricted shares to Mr. Gawick, (iv) 20,210 restricted shares to Mr. Prestidge, and (v) 29,669 restricted shares to Mr. Moore. The restricted share awards vest over three years of continuous service with one-third vesting on the first, second, and third anniversaries of the grant date, with accelerated vesting upon certain terminations of employment as described in greater detail under “Executive Compensation—Potential Payments Upon Termination or Change in Control.” Please see “Executive Compensation—Summary Compensation Table” and “Executive Compensation—Grants of Plan-Based Awards for the 2014 Fiscal Year” for additional detail concerning the awards of restricted shares to the Named Executive Officers during 2014.

For purposes of valuing the restricted share awards granted to our Named Executive Officers, we are required to report the grant date fair value of awards under specific accounting principles within the tables included under the headings “Executive Compensation—Summary Compensation Table” and “Executive Compensation—Grants of Plan-Based Awards for the 2014 Fiscal Year.” The grant date fair value of each restricted share granted to the Named Executive Officers for 2014 was set at $24.74, which represents the closing price of Legacy C&J’s common shares on the NYSE on the grant date for the awards. The accounting valuations, however, may not provide an accurate account of the current settlement value of the outstanding restricted share awards. Thus, the values reported in the “Share Awards” column of the “Summary Compensation Table” for the 2014 restricted share awards are based upon certain accounting requirements and not on the value that each Named Executive Officer actually received during 2014 or may receive in the future with respect to these awards.

Following the Merger, we expect that long-term equity incentive awards will continue to be an integral part of our executive compensation program, and that our Named Executive Officers will continue to receive annual equity-based compensation awards in order to maintain a strong tie between our executives’ interests and those of our shareholders. Currently, the only equity compensation plan we maintain pursuant to which future long-term equity incentive awards may be granted is the C&J Energy Services 2015 Long-Term Incentive Plan (the “Plan”), which is intended to be an assumption and continuation of Legacy C&J’s 2012 Long Term Incentive Plan (“C&J 2012 LTIP”), with certain non-material revisions made for NYSE purposes. Please see “Proposal 1—Approval of the Second Amendment to the C&J Energy Services 2015 Long Term Incentive Plan” for additional information regarding the Plan. Outstanding Legacy C&J equity awards held by the Named Executive Officers immediately prior to the Merger were assumed by us and continued following the Merger under the Plan, as adjusted on a one-to-one basis to reflect the Merger, and otherwise remain subject to the original terms and conditions of the awards. The Named Executive Officers received no accelerated vesting of their outstanding equity awards in connection with the Merger. We expect future annual equity-based compensation grants to our Named Executive Officers will be targeted within the market norms of our peer group for similar annual grants, with the purpose of rewarding past contributions, recognizing increased responsibility and incentivizing future performance, and we expect that we may incorporate additional performance metrics and designated target goals into our equity compensation awards. Please see “—Actions Taken for the 2015 Fiscal Year—Merger Success Bonus—Equity Awards” and “—Actions Taken for the 2015 Fiscal Year—Phantom Equity Awards” for a discussion of equity compensation awards we have granted to date in 2015.

Severance and Change in Control Benefits

We believe it is important that the Named Executive Officers focus their attention and energy on our business without any distractions regarding the effects of a termination that is beyond their control or our change in control. Therefore, their employment agreements each provide that they will be entitled to receive severance benefits and certain accelerated vesting of their outstanding equity awards in the event their employment is terminated under certain circumstances. Specifically, all payment obligations to the Named Executive Officers associated with a change in control are “double trigger” payments, which require termination of employment within a specified period prior to or following a change in control to receive the benefit. Our Board believes that double trigger payments are more appropriate than single trigger payments (where a payment is made upon the occurrence of a change in control alone) because they financially protect the employee if he is terminated following a change in control transaction, without providing a potential windfall if the employee is not terminated. The employment agreement in effect with Mr. Prestidge during 2014 did not contain any additional or different severance obligations in the event his termination of employment occurred in connection with a change in control.

For more detailed information regarding our severance and change in control benefits under the employment agreements in effect during 2014, please read “Executive Compensation—Potential Payments upon Termination or Change in Control.” For information regarding the severance and change in control benefits under the new employment agreements entered into with the Named Executive Officers that became effective upon completion of the Merger, please see “—Actions Taken For the 2015 Fiscal Year.”

Other Benefits and Policies

During 2014, each of our Named Executive Officers was provided with certain perquisites, including the use of a company-owned vehicle or an annual automobile allowance and a health care subsidy. As more fully described in the section titled “Transactions with Related Persons—Related Person Transactions—Other Transactions,” Mr. Comstock owns a personal aircraft that he occasionally uses for business travel and we partially reimburse Mr. Comstock for the expenses associated with business travel. In the event that Mr. Comstock’s family accompanies him on a business-related trip, the amounts that we reimburse Mr. Comstock with respect to his family’s travel costs are reported as compensation to Mr. Comstock in the “All Other Compensation” column of the “Summary Compensation Table,” which is included under the heading “Executive Compensation.”

We do not maintain a defined benefit pension plan for our executive officers or other employees because we believe such plans primarily reward longevity rather than performance. Nevertheless, we recognize the importance of providing our employees with assistance in saving for their retirement. We therefore maintain a retirement plan, or the “401(k) Plan”, that is qualified under Section 401(k) of the Internal Revenue Code. Following the completion of one year of service plus an additional required waiting period, we offer matching contributions for each of our employees, including our Named Executive Officers, up to 4% of their qualifying compensation each year, subject to certain limitations imposed by the Internal Revenue Code. Amounts of the matching contributions to the 401(k) Plan during 2014 on behalf of our Named Executive Officers are disclosed in the “Summary Compensation Table.” The Named Executive Officers are also eligible to participate in the health and welfare benefits generally made available to our other full-time, salaried employees.

Share Ownership Guidelines

Following consultation with PM&P, we have elected not to adopt formal share ownership guidelines for our Named Executive Officers as each such executive officer currently holds a substantial equity position in the Company. The share ownership guidelines applicable to our non-employee directors are described below under “Director Compensation.”

Tax Deductibility of Executive Compensation

As part of its role in determining the amounts and type of compensation to grant to the Named Executive Officers, the Compensation Committee takes into consideration the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct certain compensation in excess of $1,000,000 that is paid to our Chief Executive Officer or our three other most highly compensated executive officers (other than our Chief Financial Officer) unless the compensation is “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee considers its primary goal to design compensation strategies that further the best interests of our shareholders. Although deductibility of compensation is preferred when possible, tax deductibility is not a primary objective of our compensation programs, and we believe that achieving our compensation objectives is more important than the benefit of tax deductibility of compensation in certain circumstances.

Relation of Compensation Policies and Practices to Risk Management

We anticipate that our compensation policies and practices will continue to be tailored to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking. However, at this time our Compensation Committee retains a significant amount of discretion with respect to the compensation packages of our Named Executive Officers, which we believe prevents management from entering into actions that could have a material adverse effect on us in the long-run to simply achieve a specific short-term goal. We also believe that the compensation program that our general employee population is eligible to receive does not entice the employees to take unnecessary risks in their day to day activities.

We expect our compensation arrangements to contain a number of design elements that serve to minimize the incentive for taking unwarranted risk to achieve short-term, unsustainable results. Those elements include delaying the rewards, subjecting such rewards to forfeiture in the case of certain terminations of employment, and subjecting such awards to equity claw-backs under certain scenarios related to violations of our risk management policies and practices.

In combination with our risk-management practices, we do not believe that risks arising from our compensation policies and practices for our employees, including our Named Executive Officers, are reasonably likely to have a material adverse effect on us.

Actions Taken For the 2015 Fiscal Year

New Employment Agreements

In order to reflect our transformative increase in scale upon the completion of the Merger, Nabors negotiated new employment agreements with the Named Executive Officers in advance of the March 24, 2015 closing date of the Merger. The material terms of such employment agreements were included in the “say-on-pay” advisory vote and merger-related shareholder voting items approved by Legacy C&J’s stockholders prior to closing of the Merger, and such employment agreements became effective at the closing of the Merger, thereby superseding the existing employment agreements with such individuals. The material terms of the new employment agreements are described below.

Term. The new employment agreements each have a term that commences on March 24, 2015 (the “Effective Date”) and ends on the third anniversary of the Effective Date, with automatic one-year extensions following the expiration of the initial term or any subsequent one-year extension term, provided that neither party provides a notice of non-renewal at least 90 days prior to the applicable extension date.

Compensation and Benefits. The new employment agreements provide the that the Named Executive Officers are eligible to receive the following compensation and benefits: (i) an annualized base salary; (ii) eligibility to receive an annual bonus (with a designated target range of a specified percentage of annualized base salary) that is based on the achievement of certain performance targets set forth by the Compensation Committee; (iii) a success bonus contingent upon completion of the Merger that is comprised of (a) a lump-sum cash payment and (b) a one-time grant of an equity award subject to a three-year vesting schedule that is contingent upon continued employment; (iv) eligibility to receive discretionary bonuses as determined solely by our Board, (v) employee benefits for the executive and the executive’s eligible family members that we ordinarily provide to similarly situated employees (including, but not limited to, medical and dental insurance, retirement plans, disability insurance and life insurance); and (vi) eligibility to receive long-term equity compensation awards (or cash awards upon mutual agreement of us and the executive) each year, beginning in 2015, at a target award level of no less than the executive’s Total Cash Compensation, which means the sum of (a) the executive’s base salary for the prior calendar year and (b) the greater of the annual cash bonus paid to the executive in either of the prior two calendar years.

The following table enumerates certain of the foregoing items of compensation and benefits that each of the Named Executive Officers are entitled to or eligible to receive under the new employment agreements:

Name	Annualized Base Salary	Target Bonus as a Percentage of Base Salary	Merger Success Bonus (Cash)	Merger Success Bonus (Equity)
Joshua E. Comstock	$1,100,000	200 - 300%	$3,300,000 (equal to three times base salary)	500,000 shares
Randall C. McMullen, Jr.	$650,000	100 - 200%	$650,000 (equal to one times base salary)	25,000 shares
Donald J. Gawick	$550,000	150%	$550,000 (equal to one times base salary)	25,000 shares
James H. Prestidge, Jr.	$450,000	150%	$450,000 (equal to one times base salary)	25,000 shares
Theodore R. Moore	$450,000	100%	$450,000 (equal to one times base salary)	25,000 shares

Given the Company’s performance as a result of the highly challenging market conditions in our industry, the Company does not expect to pay any year-end cash bonuses for 2015.

Under the agreements, each Named Executive Officer is eligible to receive fringe benefits and perquisites, including provision for an automobile (or an automobile allowance) for business and personal use and related insurance coverage, use of the Company aircraft for business purposes and reimbursement of reasonable business expenses. Additionally, under his agreement, Mr. Comstock is eligible to use the Company aircraft for personal purposes, provided that Mr. Comstock is responsible for paying the incremental costs associated with aircraft use for personal purposes to us.

Severance. The new employment agreements contain the following severance provisions upon qualifying terminations of employment.

If we terminate the employment of a Named Executive Officer for cause, or if such an executive resigns without good reason (each as defined in the applicable agreement), then the executive will be eligible to receive: (i) to the extent unpaid, the sum of the executive’s base salary earned through the date of termination and any accrued, unused vacation pay earned by executive (the “Accrued Obligation”) and (ii) unreimbursed business expenses.

If we terminate the employment of a Named Executive Officer other than for cause, death or permanent disability (as defined in the applicable agreement), or if such an executive resigns for good reason, in each case, outside of the Protected Period (as defined below), then the executive will be eligible to receive: (i) the Accrued Obligation and any unreimbursed business expenses, (ii) subject to satisfaction of any applicable performance targets, any of the executive’s unpaid bonuses with respect to a previous calendar year completed prior to the date of termination (without regard to any continued employment requirement), and (iii) subject to the executive’s execution of a release and compliance with certain restrictive covenants specified in the applicable agreement, (a) payment of the annual bonus for the calendar year in which the termination occurs (based on actual results and payable at the time bonuses are paid to active executives), (b) full vesting of any and all long-term equity compensation awards held by the executive (provided that any awards intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code shall be paid based on actual performance), with any unexercised options remaining exercisable for their full term, (c) a lump sum payment in an amount equal to two times the sum of (1) the executive’s annualized base salary in effect on the date of termination and (2) the executive’s target annual bonus for the calendar year in which the date of termination occurs and (d) a lump sum payment in an amount equal to all Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), premiums that would be payable for the 18 month period beginning on the date of termination, assuming that the executive and the executive’s eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire 18 month period).

If we terminate the employment of a Named Executive Officer other than for cause, such an executive resigns upon the expiration of the term of the employment agreement following our election not to extend the term or such an executive resigns for good reason, in each case, during the Protected Period in connection with a change of control (as defined in the applicable agreement and which, for the avoidance of doubt, does not include the Merger), then the executive will be eligible to receive (in lieu of the ordinary severance payments and benefits described above): (i) the Accrued Obligation and any unreimbursed business expenses, (ii) subject to satisfaction of any applicable performance targets, payment of the executive’s unpaid bonuses with respect to a previous calendar year completed prior to the date of termination (without regard to any continued employment requirement), and (iii) subject to the executive’s execution of a release and compliance with certain restrictive covenants specified in the agreement, (a) payment of the annual bonus for the calendar year in which the termination occurs at the target level, (b) full vesting of any and all long-term equity compensation awards held by the executive (provided that any awards intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code shall be paid based on actual performance), with any unexercised options remaining exercisable for their full term, (c) a lump sum payment in an amount equal to three times the sum of (1) the executive’s base salary in effect on the date of termination and (2) the executive’s target annual bonus for the calendar year in which the date of termination occurs and (d) a lump sum payment in an amount equal to all COBRA premiums that would be payable for the three-year period beginning on the date of termination, assuming that the executive and the executive’s eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire three-year period).

If we terminate the employment of a Named Executive Officer other than for cause, such an executive resigns upon the expiration of the term of the employment agreement following our election not to extend the term or such an executive resigns for good reason, in each case, during the Protected Period in connection with an unapproved change of control (as defined in the applicable agreement), then the executive will be eligible to receive (in lieu of the ordinary and change of control severance payments and benefits described above): (i) the Accrued Obligation and any unreimbursed business expenses, (ii) subject to satisfaction of any applicable performance targets, payment of the executive’s unpaid bonuses with respect to a previous calendar year completed prior to the date of termination (without regard to any continued employment requirement), and (iii) subject to the executive’s execution of a release and compliance with certain restrictive covenants specified in the agreement, (a) payment of the annual bonus for the calendar year in which the termination occurs at the target level, (b) full vesting of any and all long-term equity compensation awards held by the executive (provided that any awards intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code shall be paid based on actual performance), with any unexercised options remaining exercisable for their full term, (c) a lump sum payment in an amount equal to all COBRA premiums that would be payable for the three-year period beginning on the date of termination, assuming that the executive and the executive’s eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire three-year period), (d) a lump sum payment in an amount equal to four and one-half times the sum of (1) the executive’s annualized base salary in effect on the date of termination and (2) the executive’s target annual bonus for the calendar year in which the date of termination occurs and (e) a lump sum payment in an amount equal to three times the annual value of the executive’s perquisites (including, but not limited to, the executive’s car allowance).

Under the new employment agreements, “Protected Period” means the period beginning thirty (30) days prior to the effective date of a change of control or unapproved change of control, as applicable, and ending on the two (2) year anniversary of the effective date of such change of control or unapproved change of control.

If the employment of a Named Executive Officer is terminated by reason of death or permanent disability, then the executive will be eligible to receive: (i) the Accrued Obligation and any unreimbursed business expenses, (ii) subject to satisfaction of any applicable performance targets, any of the executive’s unpaid bonuses with respect to a previous calendar year completed prior to the date of termination (without regard to any continued employment requirement), (iii) payment of the annual bonus for the calendar year in which the termination occurs (based on actual results and payable at the time bonuses are paid to active executives), (iv) full vesting of any and all long-term equity compensation awards held by the executive (provided that any awards intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code shall be paid based on actual performance), with any unexercised options remaining exercisable for their full term, and (v) the timely payment or provision of any and all benefit obligations provided under Section 3.4 of the employment agreements (which includes, but is not limited to, employee benefits, sick-leave benefits, disability insurance and paid vacation), which under their terms are available in the event of the executive’s death or permanent disability.

Excess Parachute Payments. To the extent that any payments or benefits received by any of the Named Executive Officers under the new employment agreements or otherwise would constitute an “excess parachute payment” that would otherwise result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, then the total amount of such payments shall either be (i) paid in full or (ii) paid in a reduced amount such that no portion of the total amount of such payments would be subject to an excise tax under Section 4999 of the Internal Revenue Code, whichever result produces the greatest benefit on an after-tax basis to the executive.

Restrictive Covenants. The new employment agreements provide that the Named Executive Officers will be subject to certain restrictive covenants, including confidentiality, non-disclosure, non-solicitation and non-competition obligations that apply during the term of employment. The confidentiality and non-disclosure obligations survive an executive’s termination of employment, and the non-solicitation and non-competition obligations also apply for a period of two years after an executive’s termination of employment (or in the event such termination was in connection with a change of control or unapproved change of control, one year after the executive’s termination).

Merger Success Bonus—Equity Awards

The portion of the Merger success bonuses payable to the Named Executive Officers in the form of equity awards were issued to the Named Executive Officers on March 24, 2015 in the form of restricted share awards subject to performance and service-based vesting conditions. Specifically, each Named Executive Officer received the number of restricted shares specified in the preceding table, which were granted under the Plan. The restricted shares are subject to the following two-tiered vesting schedule: (1) the restricted shares are first subject to certification by the Compensation Committee of the achievement of positive “EBITDA” (as defined in the award agreement) (the “Performance-Based Vesting Schedule”) in any calendar quarter during the period beginning on April 1, 2015 and ending on December 31, 2017 (such period, the “Performance Cycle”); and (2) in addition to satisfaction of the Performance-Based Vesting Schedule, the restricted shares are subject to a time-based vesting schedule such that 1/3 of the restricted shares becomes unrestricted on each of the first, second, and third anniversaries of the date of grant. In the event that a vesting date passes prior to the time that the Performance-Based Vesting Schedule is satisfied, the tranche of restricted shares subject to that particular vesting date will carry forward and be aggregated with the next tranche of restricted shares scheduled to vest on the next vesting date and be eligible to vest on such date, subject to satisfaction of the Performance-Based Vesting Schedule prior to or as of that vesting date. If the Performance-Based Vesting Schedule is not satisfied during the Performance Cycle, all restricted shares shall be forfeited.

Phantom Equity Awards

On June 4, 2015, each of the Named Executive Officers was granted an equity award in the form of phantom units under the C&J International Middle East FZCO Phantom Equity Arrangement (the “MENA Sub-Plan), which is a sub-plan of the Plan. Each phantom unit represents a phantom share in the value appreciation of C&J International Middle East FZCO, a C&J subsidiary, between the date of grant and the earlier to occur of (i) the five year anniversary of the date of grant, and (ii) a change of control (as defined in the MENA Sub-Plan) of C&J International Middle East FZCO or of the Company (the “Phantom Unit Vesting Date”). Each phantom unit will be settled solely in cash at the Phantom Unit Vesting Date and is non-transferable and non-tradable by recipients in advance of the Phantom Unit Vesting Date.

REPORT OF THE COMPENSATION COMMITTEE

As discussed herein, the Compensation Discussion and Analysis included in this Proxy Statement focuses on compensation for the Named Executive Officers of C&J Energy Services, Inc. (“Legacy C&J”) during the last completed fiscal year (2014). The 2014 compensation program and decisions described herein were determined by Legacy C&J’s Compensation Committee. While Messrs. Wommack and Roemer were members of Legacy C&J’s Compensation Committee, Mr. Erikson was not a member of Legacy C&J’s Compensation Committee and, accordingly, did not participate in any determinations relating to the 2014 compensation program or in any decisions applicable to 2014 compensation for Legacy C&J’s Named Executive Officers.

The Compensation Committee of the Board of Directors of C&J Energy Services Ltd.:

•	Has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management; and

•	Based on the review and discussions referred to above, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee of the Board of Directors of C&J Energy Services Ltd.,

H. H. Wommack, III (Chairman)

Michael Roemer

Sheldon R. Erikson

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the annual compensation earned during the 2012, 2013 and 2014 fiscal years by our Named Executive Officers:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Share Awards ($)(3)	Option Awards ($)	All Other Compensation ($)(4)	Total ($)
Joshua E. Comstock	2014	843,077	1,750,000	3,270,010	—	47,887	5,910,973
Chairman of the Board, Chief Executive Officer and Director	2013	740,000	1,110,000	3,270,000	—	52,937	5,172,937
	2012	725,000	1,450,500	2,942,820	326,980	65,907	5,511,207

Randall C. McMullen, Jr.	2014	509,038	1,020,000	1,883,011	—	39,126	3,451,175
President, Chief Financial	2013	485,000	727,500	1,883,000	—	37,845	3,133,345
Officer and Director	2012	475,000	950,500	1,694,520	188,280	38,760	3,347,060

Donald J. Gawick	2014	423,077	637,500	999,991	—	35,360	2,095,928
Chief Operating Officer	2013	375,000	421,875	713,000	—	38,916	1,548,791
	2012	186,639	222,963	315,000	35,000	13,853	773,456

James H. Prestidge, Jr	2014	325,000	487,500	499,995	—	35,460	1,347,956
Chief Strategy Officer	2013	244,863	275,471	500,000	—	20,289	1,040,623

Theodore R. Moore	2014	349,039	487,500	734,011	—	38,870	1,609,420
Executive Vice President and	2013	325,000	243,750	734,000	—	37,845	1,340,595
General Counsel	2012	300,000	300,500	657,540	73,060	35,467	1,366,567

(1)	Base salary adjustments for the Named Executive Officers for the 2014 year were generally effective January 5, 2014, except that Mr. Comstock’s 2014 salary was not effective until February 2, 2014, and Mr. Prestidge did not receive a base salary adjustment for 2014. Additionally, Mr. Prestidge joined us on April 4, 2013, thus the salary amount reported for Mr. Prestidge during 2013 reflects amounts earned from his date of hire to December 31, 2013.
(2)	The amounts in this column reflect amounts earned for the applicable year under the annual cash incentive bonus component of such Named Executive Officer’s employment agreement.
(3)	The amounts in this column represent the aggregate grant date fair value of restricted share awards computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718, disregarding any estimates of forfeitures. Please read Note 6-Stock Based Compensation to Legacy C&J’s consolidated financial statements included in Legacy C&J’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 20, 2015, for additional information. As more fully discussed under the heading “Compensation Discussion and Analysis,” these values do not necessarily reflect the value that each executive actually received during the applicable year, and actual values will not be determinable until the awards become vested.
(4)	The amounts in this column for the 2014 year include the following amounts for each of the Named Executive Officers: (i) for subsidized healthcare, life and disability insurances, $15,896 to Mr. Comstock, $15,896 to Mr. McMullen, $11,390 to Mr. Gawick, $15,896 to Mr. Prestidge, and $15,640 to Mr. Moore; (ii) for Company matching contributions to each Named Executive Officer’s 401(k) Plan account in the following amounts: $10,400 to Mr. Comstock, $10,400 to Mr. McMullen, $10,400 to Mr. Gawick, $7,000 to Mr. Prestidge, and $10,400 to Mr. Moore; (iii) for automobile allowances and related fuel and maintenance costs, $19,882 to Mr. Comstock, $12,830 to Mr. McMullen, $13,570 to Mr. Gawick, $12,564 to Mr. Prestidge, and $12,830 to Mr. Moore; and (iv) $1,709 to Mr. Comstock for income that we imputed to him during 2014 for the accompaniment of family members on business trips on his personal airplane with respect to which we have provided reimbursement for expenses (while no additional direct operating costs with respect to the personal use of Mr. Comstock’s airplane by family members is incurred in such situations, any amounts that we reimburse Mr. Comstock with respect to his family’s travel costs is imputed as income to him).

Grants of Plan-Based Awards for the 2014 Fiscal Year

Name	Grant Date	All Other Share Based Awards: Number of Shares(1)	Grant Date Fair Value of Share Awards ($)(2)
Joshua E. Comstock	2/11/2014	132,175	3,270,010
Randall C. McMullen, Jr.	2/11/2014	76,112	1,883,011
Donald J. Gawick	2/11/2014	40,420	999,991
James H. Prestidge, Jr.	2/11/2014	20,210	499,995
Theodore R. Moore	2/11/2014	29,669	734,011

(1)	Each restricted share reflected in this column was granted under the C&J 2012 LTIP and, following the Merger, continues to remain outstanding under the Plan, as adjusted on a one-to-one basis to reflect the Merger, and otherwise subject to the original terms and conditions applicable to such awards.
(2)	Amounts in this column represent the grant date fair value of each restricted share award, computed in accordance with FASB ASC Topic 718. As more fully discussed under the heading “Compensation Discussion and Analysis—Components of 2014 Compensation of our Named Executive Officers—Restricted Share Awards,” these values do not necessarily reflect the value that each executive actually received during the applicable year, and actual values will not be determinable until the awards become vested.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards for the 2014 Fiscal Year Table

Employment Agreements

During 2014, Legacy C&J had employment agreements with each of the Named Executive Officers. The employment agreements set forth the duties of each Named Executive Officer’s position. The employment agreements for Messrs. Comstock, McMullen, Gawick and Moore each had a three-year initial term that extended from their respective effective date, with automatic one-year term extensions following expiration of the initial term or any subsequent one-year extension term, provided that neither party provided a notice of a non-renewal. The employment agreement for Mr. Prestidge was terminable at will by either party. Each employment agreement set forth the Named Executive Officer’s base salary, annual bonus target ranges, and eligibility for various other benefits such as health and welfare benefits and/or retirement opportunities. The employment agreements also provided that each Named Executive Officer was entitled to receive annual equity awards under our equity incentive plans, although the terms and conditions of such awards were to be determined by the Compensation Committee on an individual basis and governed by individual award agreements. For potential severance and change in control benefits under these employment agreements, see the “—Potential Payments upon Termination or Change in Control” section below.

Restricted Share Awards

The restricted share awards granted to the Named Executive Officers during 2014 are subject to forfeiture prior to vesting. With respect to the restricted share awards to the Named Executive Officers, vesting occurs in three equal installments on each of the first three anniversaries of the grant date, provided that such person remains continuously employed on the vesting dates. All restricted shares held by the Named Executive Officers include the right to receive dividends with respect to the shares subject to the award; however, cash dividends are deferred and paid to the award holder at the same time as, and only to the extent that, the related restricted shares vest, and any share dividends will be subject to the same vesting conditions as the related restricted shares. To date, no such dividends have been paid.

Subject to certain conditions, vesting for the restricted share awards will accelerate upon qualifying terminations of employment, as described in greater detail under the heading “—Potential Payments Upon Termination or Change in Control.”

Percentage of Salary and Bonus in Comparison to Total Compensation

The amount of salary and bonus that each of the Named Executive Officers received for 2014 in relation to their respective total compensation amounts reported in the “Summary Compensation Table” for 2014 is as follows:

Name	Salary & Bonus as Percentage of Total Compensation
Joshua E. Comstock	44%
Randall C. McMullen, Jr.	44%
Donald J. Gawick	51%
James H. Prestidge, Jr.	60%
Theodore R. Moore	52%

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table provides information on the option and restricted share award holdings of the Named Executive Officers as of December 31, 2014. This table includes unexercised options that were vested as of December 31, 2014, as well as unvested options and restricted shares. The vesting dates for each award are shown in the accompanying footnotes. Outstanding equity awards held immediately prior to the Merger continue, following the Merger, to remain outstanding under the Plan, as adjusted on a one-to-one basis to reflect the Merger, and otherwise remain subject to the original terms and conditions applicable to such awards.

	Option Awards						Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(6)
Joshua E. Comstock	525,000	(1)	—		1.43	11/01/2016
	105,000	(1)	—		1.43	11/11/2018
	17,500	(1)	—		10.00	12/23/2020
	1,662,468	(2)	—		10.00	12/23/2020
	275,000	(3)	—		29.00	7/28/2021
	19,722	(4)	9,861	(4)	18.89	6/19/2022
							51,929	(7)	685,982
							92,022	(8)	1,215,611
							132,175	(10)	1,746,032

Randall C. McMullen, Jr.	111,000	(1)	—		1.43	11/11/2018
	17,500	(1)	—		10.00	12/23/2020
	1,187,477	(2)	—		10.00	12/23/2020
	200,000	(3)	—		29.00	7/28/2021
	11,356	(4)	5,678	(4)	18.89	6/19/2022
							29,901	(7)	394,992
							52,990	(8)	699,998
							76,112	(10)	1,005,440

Donald J. Gawick	2,112	(4)	1,055	(4)	18.89	6/19/2022
							5,558	(7)	73,421
							20,064	(8)	265,045
							40,420	(10)	533,948

James H. Prestidge, Jr.	—		—		—	—
							12,493	(9)	165,033
							20,210	(10)	266,974

Theodore R. Moore	40,000	(5)	—		10.00	2/01/2021
	100,000	(3)	—		29.00	7/28/2021
	4,407	(4)	2,203	(4)	18.89	6/19/2022
							11,603	(7)	153,276
							20,656	(8)	272,866
							29,669	(10)	391,927

(1)	Each of these options was granted from Legacy C&J’s 2006 Stock Option Plan and became fully vested on December 23, 2010.
(2)	Each of these options was granted from Legacy C&J’s 2010 Stock Option Plan on December 23, 2010 and vested in equal one third installments on each of December 23, 2011, December 23, 2012 and December 23, 2013.

(3)	Each of these options was granted from Legacy C&J’s 2010 Stock Option Plan and vested in equal one third installments on each of July 28, 2012, July 28, 2013 and July 28, 2014.
(4)	Each of these options was granted from the C&J 2012 LTIP and vests in equal one third installments subject to continued employment by the option holder on the applicable vesting dates. The first tranche vested on June 19, 2013, the second tranche vested on June 19, 2014 and the last tranche vested following the end of the 2014 year on June 19, 2015.
(5)	Each of these options was granted from Legacy C&J’s 2010 Stock Option Plan and vested in equal one third installments on each of February 1, 2012, February 1, 2013 and February 1, 2014.
(6)	The market value of the restricted share awards was calculated by multiplying the applicable number of restricted shares outstanding as of December 31, 2014 by $13.21, which was the closing price of Legacy C&J’s common shares on December 31, 2014.
(7)	Each of these restricted share awards was granted from the C&J 2012 LTIP and vests in equal one third installments subject to continued employment by the award holder on the applicable vesting dates. The first tranche vested on June 19, 2013, the second tranche vested on June 19, 2014 and the last tranche vested following the end of the 2014 year on June 19, 2015.
(8)	Each of these restricted share awards was granted from the C&J 2012 LTIP and vests in equal one third installments subject to continued employment by the award holder on the applicable vesting dates. The first tranche vested on February 11, 2014, the second tranche vested on February 11, 2015, and the remaining tranche will vest on February 11, 2016.
(9)	This restricted share award was granted from the C&J 2012 LTIP and vested in two equal installments subject to continued employment by Mr. Prestidge on the applicable vesting dates. The first tranche vested on April 4, 2014 and the second tranche vested on April 5, 2015.
(10)	Each of these restricted share awards was granted from the C&J 2012 LTIP and vests in equal one third installments subject to continued employment by the award holder on the applicable vesting dates. The first tranche vested on February 11, 2015, the second tranche will vest on February 11, 2016, and the remaining tranche will vest on February 11, 2017.

Option Exercises and Shares Vested in the 2014 Fiscal Year

The following table presents information regarding the exercise of options and the vesting of restricted share awards held by the Named Executive Officers during 2014.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Joshua E. Comstock	—	—	97,940	2,832,236
Randall C. McMullen, Jr.	30,000	681,000	56,397	1,630,890
Donald J. Gawick	—	—	15,591	429,518
James H. Prestidge, Jr.	—	—	12,494	346,709
Theodore R. Moore	—	—	21,931	634,005

(1)	This amount was calculated as the difference in the exercise price of the options and the market price of Legacy C&J’s common shares on the date of exercise, multiplied by the number of options exercised.
(2)	This amount was calculated based on the market price of Legacy C&J’s common shares on the applicable vesting date, multiplied by the number of restricted shares that vested on that date. For awards vesting on February 11, 2014, the price was $24.74; for awards vesting on April 5, 2014, the price was $27.75 (which was the closing price on April 4, 2014, as April 5, 2014 was not a trading day); and for awards vesting on June 19, 2014, the price was $32.62.

Pension Benefits

While we provide our employees with the opportunity to participate in the 401(k) Plan, we do not currently maintain a defined benefit pension plan. Please read “Compensation Discussion and Analysis—Components of 2014 Compensation of our Named Executive Officers—Other Benefits and Policies.”

Nonqualified Deferred Compensation

We do not provide a nonqualified deferred compensation plan for our employees, including our Named Executive Officers, at this time.

Potential Payments Upon Termination or Change in Control

The following discussion and table reflect the payments and benefits that each of the Named Executive Officers would have been eligible to receive in the event of certain terminations, assuming that each such termination occurred on December 31, 2014. As a result, the payments and benefits disclosed represent what would have been due and payable to the Named Executive Officers under the applicable agreements and plans in existence between the Named Executive Officers and Legacy C&J as of December 31, 2014.

The payments and benefits described below do not contemplate any changes to such agreements or plans, or new agreements or plans adopted, after December 31, 2014, including in connection with the Merger. As described above under “Compensation Discussion and Analysis—Actions Taken For the 2015 Fiscal Year—New Employment Agreements,” in connection with the Merger, we entered into new employment agreements with each of the Named Executive Officers that provide for severance payments and benefits and that superseded the employment agreements in effect during 2014 prior to the effective time of the Merger. Please see “Interests of Certain Persons in the Merger—New Red Lion Employment Agreements” and “Interests of Certain Persons in the Merger—Quantification of Potential Payments to C&J’s Named Executive Officers in Connection with the Merger” in our Form S-4 (File No. 333-199004), originally filed with the SEC on September 29, 2014 and subsequently amended, for qualitative and quantitative disclosure regarding the severance payments and benefits that the Named Executive Officers would be eligible to receive in connection with certain terminations under the new employment agreements based on the various assumptions described therein.

Employment Agreements in effect as of December 31, 2014

The employment agreements between us and the Named Executive Officers that existed as of December 31, 2014 contained certain severance provisions.

If we terminated Messrs. Comstock’s, McMullen’s, Moore’s or Gawick’s employment for cause, or if such a Named Executive Officer resigned without good reason, then the Named Executive Officer would have been entitled to (1) (a) that Named Executive Officer’s base salary earned through the date of termination and (b) any accrued but unpaid vacation pay due to the Named Executive Officer ((a) and (b) together, the “Accrued Obligations”) and (2) unreimbursed expenses. If we terminated Mr. Prestidge’s employment for cause, or if he resigned for any reason, then he would have been paid the Accrued Obligations and any unreimbursed expenses.

If Messrs. Comstock’s, McMullen’s, Moore’s or Gawick’s employment was terminated (i) by the Named Executive Officer for good reason, (ii) by us other than for cause or other than because of death or disability, or (iii) because we choose not to renew the Named Executive Officer’s employment agreement (in each case, other than during a change in control period), then the Named Executive Officer would have been entitled to receive: (1) payment of the Accrued Obligations and any unreimbursed expenses, (2) any unpaid bonuses owed to the Named Executive Officer for a completed calendar year that were yet to be paid, (3) if the Named Executive Officer’s termination was after June 30, then a pro-rata payment of his annual bonus for the year of his termination, (4) immediate vesting of all unvested options and restricted shares awarded to the Named Executive

Officer under any plan, (5) for Messrs. Comstock, McMullen or Gawick, salary continuation severance payments based on the Named Executive Officer’s base salary in effect on the date of termination continuing for the longer of (a) the remainder of the term of the Named Executive Officer’s employment agreement and (b) one year from the date of termination (but no longer than two years from the date of termination in any event), and for Mr. Moore salary continuation severance payments based on his base salary in effect on the date of termination continuing for 90 days from the date of termination and (6) a lump-sum payment of an amount equal to all COBRA premiums that would have been payable during the period described for each Named Executive Officer in (5). Notwithstanding the description of (5) in the prior sentence, if the termination occurs because we choose not to renew the Named Executive Officer’s employment agreement then the period in (5) for all Named Executive Officers would instead have been 12 months if the term of the employment agreement ended on the third anniversary of the effective date of the employment agreement, six months if the term of the agreement ended on the fourth anniversary of the effective date of the employment agreement, and three months (or such longer time as may be provided under our severance policies generally) if the term of the employment agreement ended on or after the fifth anniversary of the effective date of the employment agreement. Our obligation to pay the Named Executive Officer items (3) through (6) of this paragraph was subject to the Named Executive Officer’s execution of a release of claims against us within 50 days (21 days for Mr. Gawick) after the date of his termination of employment.

If Mr. Prestidge’s employment was terminated by us other than for cause (and not due to his disability or death), he would have been entitled to receive (1) payment of the Accrued Obligations and any unreimbursed expenses, (2) a severance payment in an amount equal to his then-current base salary, payable during the 60 days immediately following termination and (3) vesting of all unvested options and restricted shares awarded to him under any plan within 60 days following termination. Our obligation to pay Mr. Prestidge items (2) and (3) of this paragraph was subject to his execution of a release of claims against us within 21 days after the date of his termination of employment and his compliance with the confidentiality, noncompetition, non-disclosure, and non-solicitation provisions of his employment agreement. Any breach of such provisions in the employment agreement would have resulted in the termination of severance payments to Mr. Prestidge at our Board’s discretion and, if a court were to have found that Mr. Prestidge breached the employment agreement in this way, the repayment by him of all severance payments previously made.

If Messrs. Comstock’s, McMullen’s, Moore’s or Gawick’s employment was terminated by reason of death or disability, then such Named Executive Officer would have been entitled to receive: (1) payment of the Accrued Obligations and any unreimbursed expenses, (2) any unpaid bonuses owed to the Named Executive Officer for a completed calendar year that were yet to be paid, (3) if the Named Executive Officer’s termination was after June 30, then a pro-rata payment of his annual bonus for the year of his termination, and (4) the payment of any and all other benefit obligations due to the Named Executive Officer or his estate (as the case may be) in the event of death or disability. If Mr. Prestidge’s employment was terminated by reason of death or disability, then he would have been entitled to payment of his base salary earned through the date on which he is first eligible to receive payment of disability benefits in lieu of base salary under the Company’s employee benefit plans (if any) as then in effect and all accrued but unused vacation pay.

If any of Messrs. Comstock, McMullen, Moore or Gawick would have chosen not to renew his employment agreement, then such Named Executive Officer would have been entitled to receive: (1) payment of the Accrued Obligations and any unreimbursed expenses, (2) any unpaid bonuses owed to the Named Executive Officer for a completed calendar year that were yet to be paid, and (3) if the Named Executive Officer’s termination was after June 30, then a pro-rata payment of his annual bonus for the year of his termination.

If, during the two years following a “change in control” (as defined in the applicable employment agreements), we terminated Messrs. Comstock’s, McMullen’s, Moore’s, or Gawick’s employment without cause, such Named Executive Officer resigned for good reason, or we chose not to renew the Named Executive Officer’s employment agreement, then the Named Executive Officer would have been entitled to receive: (1) payment of the Accrued Obligations and any unreimbursed expenses, (2) any unpaid bonuses owed to the

Named Executive Officer for a completed calendar year that were yet to be paid, (3) if the Named Executive Officer’s termination was after June 30, then a pro-rata payment of his annual bonus for the year of his termination, (4) immediate vesting of all unvested options and restricted shares awarded to the Named Executive Officer under any plan, (5) salary continuation severance payments based on the Named Executive Officer’s base salary in effect on the date of termination continuing for the longer of (a) the remainder of the term of the Named Executive Officer’s employment agreement and (b) two years from the date of termination, payable in six equal monthly installments and (6) a lump-sum payment of an amount equal to all COBRA premiums that would have been payable during the period described in (5) in the third paragraph of this section for Messrs. Comstock, McMullen and Gawick, and for a 90 day period for Mr. Moore. Our obligation to pay a Named Executive Officer items (3) through (6) of this paragraph was subject to the Named Executive Officer’s execution of a release of claims against us within 50 days (21 days for Mr. Gawick) after the date of his termination of employment.

If any portion of the payments under Messrs. Comstock’s, McMullen’s, Moore’s or Gawick’s employment agreements would have constituted “excess parachute payments” and would have resulted in the imposition of an excise tax on the Named Executive Officer, then the payments made to such Named Executive Officer would have either been (1) delivered in full or (2) reduced in accordance with the Named Executive Officer’s employment agreement until no portion of the payments are subject to an excise tax, whichever would have resulted in the Named Executive Officer receiving the greatest benefit on an after-tax basis.

Pursuant to Messrs. Comstock’s, McMullen’s, Moore’s or Gawick’s employment agreements, all payments of the Accrued Obligations and unreimbursed expenses would have been paid to such Named Executive Officer within 30 days after the date of the Named Executive Officer’s termination of employment. Further, generally, so long as (1) the Named Executive Officer signed a release on or before the 50th day (the 21st day for Mr. Gawick) following the Named Executive Officer’s termination of employment and (2) the Named Executive Officer complied with the confidentiality, noncompetition, non-disclosure, and non-solicitation provisions of the Named Executive Officer’s employment agreement, then all salary continuation payments would have commenced, and all lump-sum COBRA payments would have been made, in each case, on the 60th day following the Named Executive Officer’s termination of employment. In general, breach by a Named Executive Officer of the confidentiality, noncompetition, non-disclosure, and non-solicitation provisions of the Named Executive Officer’s employment agreement may have resulted in (a) the termination of severance payments to the Named Executive Officer at the Board’s discretion and (b) the repayment by the Named Executive Officer of all severance payments previously made if a court finds that the Named Executive Officer has breached the employment agreement in this way.

Pursuant to each of our Named Executive Officers’ employment agreements, all payments of deferred compensation paid upon a termination of employment would have been paid on the second day following the sixth month after the Named Executive Officer’s termination of employment if so required by Section 409A of the Internal Revenue Code (or, if earlier, death or any date that otherwise complied with Section 409A of the Internal Revenue Code).

Restricted Share and Option Award Agreements

Each of our Named Executive Officers received awards of restricted shares and options from Legacy C&J during 2014 and in prior years. Outstanding Legacy C&J equity awards held immediately prior to the Merger continue, following the Merger, to remain outstanding under the Plan, as adjusted on a one-to-one basis to reflect the Merger, and otherwise remain subject to the original terms and conditions applicable to such awards. Thus, the following discussion of the form restricted share and option award agreements that governed the outstanding awards held by our Named Executive Officers as of December 31, 2014 continues to be generally applicable to the continuation of such awards under the Plan.

Our form agreements for awards granted to the Named Executive Officers under the C&J 2012 LTIP and under the Plan take into account that each Named Executive Officer is also a party to an employment agreement with us. To the extent that the employment agreement includes provisions that govern the treatment of equity awards (whether in the case of a termination of service or a change of control or otherwise), the provisions of the employment agreement will supersede the terms of our form award agreements and govern the treatment of such equity awards. To the extent the employment agreement does not include such provisions, the provisions of each applicable award agreement will govern.

Both the form of restricted share award agreement and option award agreement include certain restrictive covenants which prohibit the Named Executive Officer from, among other things, at any time disclosing our confidential information (except as may be permitted by us), making disparaging comments about us, or transferring restricted shares or options (except in limited circumstances). In addition, a Named Executive Officer is prohibited from engaging in any competitive activity or soliciting any of our customers or employees during the period of the Named Executive Officer’s employment or within two years following the termination of his employment. If the Named Executive Officer violates these restrictive covenants, or if the Named Executive Officer is terminated for cause, we may, by written notice to the Named Executive Officer, terminate any outstanding options or restricted shares. In addition, if the violation occurs during the period of the Named Executive Officer’s employment or within two years following termination of his employment, we may also recover from the Named Executive Officer, as applicable, (i) any income he received as a result of exercising his options in the previous two years, as well as subsequent earnings if the underlying shares have since been sold or (ii) the fair market value of any common shares acquired upon the settlement of restricted shares that are still held by the Named Executive Officer on which the transfer restrictions lapsed during the previous two years, as well as subsequent earnings if the shares have since been sold.

With respect to any unvested option and restricted share awards granted under the C&J 2012 LTIP, in the event of a termination of employment due to death or disability, the number of options and restricted shares that are scheduled to vest on the next vesting date will be deemed to be vested on the date of such termination and the remainder of the unvested awards will be forfeited.

Potential Payments Upon Termination or Change in Control Table

The following table quantifies the amounts that each of our Named Executive Officers would have been eligible to receive under the terms of the respective employment agreements in effect during 2014 upon certain terminations, assuming that such an event occurred on December 31, 2014. These amounts could not be determined with any certainty outside of the occurrence of an actual termination. The value of any accelerated equity vesting upon a hypothetical termination is based on the market value of Legacy C&J’s common shares on December 31, 2014, which was $13.21 per share. Due to the fact that all outstanding options held by our Named Executive Officers as of December 31, 2014 had exercise prices above $13.21, the table below does not include any amounts in respect of the acceleration of vesting of such options that were unvested as of December 31, 2014. We have also assumed for purposes of the table below that all Accrued Obligations and other similar expenses were paid current as of December 31, 2014. All amounts reported in the “salary and bonus” rows reflect each Named Executive Officer’s salary as of December 31, 2014. Any actual payments that may be made pursuant to the agreements described above are dependent on various factors, which may or may not exist at the time the Named Executive Officer is actually terminated. Therefore, such amounts and disclosures should be considered “forward-looking statements.”

Name and Principal Position	Termination for Cause or by Executive Other Than for Good Reason ($)	Without Cause or For Good Reason Termination, Outside of a Change in Control ($)(1)(2)		Without Cause or For Good Reason Termination, or Non- Renewal by us, in Connection with Change in Control ($)(4)		Termination Due to Death or Disability ($)(6)
Joshua E. Comstock Chairman of the Board and Chief Executive Officer
Salary and Bonus	—	2,600,000		3,450,000		1,750,000
Continued Medical	—	15,431		30,862		—
Accelerated Equity	—	3,647,624		3,647,624		1,875,807

Total		6,263,055		7,128,486		3,625,807

Randall C. McMullen, Jr. President, Chief Financial Officer, Treasurer and Director
Salary and Bonus	—	1,722,500		2,040,500		1,020,500
Continued Medical	—	15,431		30,862		—
Accelerated Equity	—	2,100,430		2,100,430		1,080,142

Total		3,838,361		4,171,792		2,100,642

Donald J. Gawick Chief Operating Officer
Salary and Bonus	—	1,345,975		1,487,500		637,500
Continued Medical	—	18,200		18,200		—
Accelerated Equity	—	872,415		872,415		383,935

Total		2,236,590		2,378,115		1,021,435

James H. Prestidge, Jr. Chief Strategy Officer
Salary and Bonus	—	325,000		325,000		—
Continued Medical	—	—		—		—
Accelerated Equity	—	432,007		432,007		254,028

Total		757,007		757,007	(5)	254,028

Theodore R. Moore Executive Vice President and General Counsel
Salary and Bonus	—	575,000	(3)	1,187,500		487,500
Continued Medical	—	3,795	(3)	3,795		—
Accelerated Equity	—	818,069		818,069		420,342

Total		1,396,864		2,009,364		907,842

(1)	Mr. Prestidge’s employment agreement did not contain termination for “Good Reason” as a severance payment trigger. As such, this column reflects amounts that would have been paid to Mr. Prestidge if he were terminated by us for cause or he terminated his employment for any reason. Additionally, the employment agreements with Messrs. Comstock, McMullen, Gawick, and Moore provided that the Named Executive Officer would receive a pro-rata payment of their bonus if they elected not to renew their employment agreement after June 30 of any year. If this decision was made on December 31, 2014, they would have received the full amount of their bonus, which would have been: $1,750,000, $1,020,000, $637,500, and $487,500 for Messrs. Comstock, McMullen, Gawick, and Moore, respectively.
(2)

With respect to all Named Executive Officers other than Mr. Prestidge (who was not entitled to a bonus payment under this scenario), the full amount of bonus that each Named Executive Officer received for

2014 pursuant to his employment agreement is reported in the table because a termination on the last day of the year would not have resulted in a pro-rata bonus but rather a bonus for the entire 2014 year. Mr. Prestidge’s employment agreement did not contain termination for “Good Reason” or failure to renew his employment agreement as severance payment triggers. As such, for Mr. Prestidge, the amounts in this column only represent amounts that would have been received in the event of a termination by us other than for cause.
(3)	The amount shown in the table consists of the bonus, 90-day salary continuation, and payment for the value of COBRA benefits for 90 days that Mr. Moore would have received if, other than in a change in control period, he terminated his employment for “Good Reason” or if we terminated his employment without cause (excluding terminations due to death or disability) on December 31, 2014. If Mr. Moore’s employment terminated on December 31, 2014, outside of a change in control period, because we chose not to renew his employment agreement, then the salary continuation payments would instead have continued for 12 months and the COBRA payment would have been based on the cost of COBRA premiums for 12 months, making the amount of bonus and salary continuation that Mr. Moore would have received $837,500 and the COBRA payment $15,175.
(4)	With respect to all Named Executive Officers other than Mr. Prestidge (who is not entitled to a bonus payment under this scenario), the full amount of bonus that each Named Executive Officer would have received for 2014 pursuant to his employment agreement is reported in the table because a termination on the last day of the year would not have resulted in a pro-rata bonus but rather a bonus for the entire 2014 year.
(5)	Mr. Prestidge was not entitled to any increased or different payments in the event of a termination of employment in connection with a change in control. The only event reported in this column in which he would have received the payment reported was in the event of a termination of employment by us without cause. He was not entitled to severance benefits in the event of a termination of employment for good reason or a non-renewal of his employment agreement.
(6)	With respect to all Named Executive Officers other than Mr. Prestidge (who was not entitled to any payment under his employment agreement in this scenario), the full amount of bonus that each Named Executive Officer would have received for 2014 pursuant to his employment agreement was reported in the table because a termination on the last day of the year would not have resulted in a pro-rata bonus but rather a bonus for the entire 2014 year. The partial acceleration of the equity awards reported in this column would have occurred pursuant to the terms of the awards.

DIRECTOR COMPENSATION

Annual compensation for our non-employee directors is comprised of cash and equity-based compensation. The employee-directors, Messrs. Comstock and McMullen, do not receive additional compensation for their services as directors. All compensation that Messrs. Comstock and McMullen received for their services to us during 2014 as employees is described under the headings “Compensation Discussion and Analysis” and “Executive Compensation.”

The Board believes that compensation for non-employee directors should be competitive and should fairly compensate directors for the time and skills devoted to serving our Company. With the assistance of PM&P, the Compensation Committee periodically reviews our director compensation practices and compares them against the practices of companies in our compensation peer group as well as against the practices of public company boards generally. The Compensation Committee requests information from PM&P regarding the compensation provided to non-employee directors at our peer companies and PM&P produces year-end compensation reports for the Compensation Committee for each fiscal year. The Compensation Committee utilized PM&P’s most current report when making certain compensation decisions for our non-employee directors for the 2014 year. Based on the findings that PM&P submitted, the Compensation Committee determined that no changes were necessary for 2014 and no changes have been made to the non-employee director compensation program to date in 2015, including in connection with the Merger.

Since 2012, cash compensation paid to our non-employee directors has consisted of an annual retainer of $50,000, a fee of $1,500 per board meeting attended in person or telephonically, and a fee of $1,500 per committee meeting attended in person or telephonically if held on a day different than the day of a full board meeting. Non-employee directors also receive cash compensation for serving as the chairman of a committee: our Audit Committee Chairman receives an annual fee of $15,000, while our Nominating & Governance Committee Chairman and our Compensation Committee Chairman each receive an annual fee of $10,000. We also reimburse our non-employee directors for reasonable out-of-pocket expenses associated with travel to and attendance at our Board and committee meetings.

Equity awards are granted to our non-employee directors on an annual basis. Annual equity awards are targeted at $120,000. The Compensation Committee determines the schedule by which any such award will vest and whether any other applicable transfer restrictions are appropriate. During 2014, the non-employee directors each received awards of common shares that were fully vested at the time of grant, but subject to certain restrictions on sale and transfer that will lift in equal one-third installments on each of the first, second and third anniversaries of the grant date, with automatic accelerated lapse of those restrictions upon the resignation or non-election of such director to the Board.

We maintain non-employee director share ownership guidelines that require each of our non-employee directors to maintain share ownership in us with a value of at least 1.5 times the notional value of the annual equity grant to non-employee directors. To count towards this 1.5 times the notional value requirement, non-employee directors must own shares free and clear, with unexercised options and unvested restricted shares not counted. Non-employee directors are given five years to meet this requirement. In addition, once a non-employee director has met the requirement, if the value of the shares held by such non-employee director falls below the required ownership level due to a decrease in the trading price of our shares, such non-employee director shall have two years to remedy such shortfall.

The following table discloses the cash, equity awards and other compensation earned by and/or awarded to each of our non-employee directors in 2014.

Name	Fees Earned in Cash ($)	Share Awards ($)(1)	Total ($)
Darren M. Friedman(2)	87,500	119,989	207,489
Adrianna Ma(2)	93,000	119,989	212,989
Michael Roemer	98,000	119,989	217,989
C. James Stewart, III(2)	72,500	119,989	192,489
H. H. “Tripp” Wommack, III	93,000	119,989	212,989

(1)	The grant date fair value of the common shares is based on the closing price of our common shares on the NYSE on the date of grant, in accordance with FASB ASC Topic 718. Please read Note 6 to Legacy C&J’s consolidated financial statements included in Legacy C&J’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 20, 2015, for additional information. As of December 31, 2014, none of the non-employee directors held any outstanding options or any unvested share awards.
(2)	Ms. Ma and Messrs. Friedman and Stewart did not continue to serve as non-employee directors following the completion of the Merger.

PROPOSALS TO BE VOTED ON BY SHAREHOLDERS

Proposal 1—Approval of the Second Amendment to the C&J Energy Services 2015 Long Term Incentive Plan

General

At the Special General Meeting, the shareholders will be asked to approve the Second Amendment (the “Second Amendment”) to the C&J Energy Services 2015 Long Term Incentive Plan (as amended by the First Amendment (the “First Amendment”) to the C&J Energy Services 2015 Long Term Incentive Plan dated effective June 4, 2015, the “Plan”). If the Second Amendment is approved at the Special General Meeting, then it will become effective as of January 21, 2016. We believe approval of the Second Amendment is advisable in order to ensure that we have an adequate number of common shares available to grant equity compensation awards in connection with our compensation programs.

Background and Purpose of the Proposal

On May 29, 2012, the shareholders of Legacy C&J approved the C&J Energy Services, Inc. 2012 Long-Term Incentive Plan (the “C&J 2012 LTIP”) to be effective as of April 5, 2012. On December 16, 2013, the board of directors of Legacy C&J approved an amendment to the C&J 2012 LTIP in the form of the adoption of a sub-plan under the C&J 2012 LTIP, titled the C&J International Middle East FZCO Phantom Equity Arrangement, referred to as the MENA Sub-Plan. In connection with the Merger, we approved and adopted the C&J Energy Services 2015 Long Term Incentive Plan, effective as of the day immediately preceding the effective time of the Merger (the “Effective Date”), contingent upon consummation of the Merger. For purposes of NYSE requirements, the Plan is intended to serve as an assumption of the C&J 2012 LTIP (including the MENA Sub-Plan) by us, with certain non-material revisions made and no increase in the number of shares remaining available for issuance under the C&J 2012 LTIP (however, in accordance with the one-to-one exchange ratio in the Merger, those remaining available shares under the Plan were our common shares). Following the Effective Date, no further awards are issuable under the C&J 2012 LTIP and awards that were previously outstanding under the C&J 2012 LTIP remain outstanding under the Plan, as adjusted to reflect the Merger. On June 4, 2015, our shareholders approved the First Amendment to the Plan, which provided for an increase in the number of common shares that may be issued under the Plan by 3,646,041 shares, such that the aggregate number of shares that may be made the subject of Awards granted under the Plan (since its initial inception as the C&J 2012 LTIP) is 7,946,041 shares.

The purpose of the Second Amendment to the Plan is to (i) increase the number of common shares that may be issued under the Plan by 3,738,707 additional shares, (ii) increase the per participant annual limit on the number of common shares that may be the subject of certain share-based awards under the Plan by 3,000,000 Shares, from 2,000,000 to 5,000,000, and (iii) increase the per-participant annual limit on the fair market value of certain awards designated to be paid only in cash or the settlement of which is not based on a number of common shares granted under the Plan by $5,000,000, from $5,000,000 to $10,000,000. The Board unanimously acted to approve the Second Amendment to increase the number of common shares available under the Plan on October 28, 2015, subject to shareholder approval at the Special General Meeting. If the Second Amendment is not approved by shareholders at the Special General Meeting, then the Plan will continue in effect in its present form. If the Second Amendment is approved, we intend to file, pursuant to the U.S. Securities Act of 1933, as amended, a registration statement on Form S-8 to register the additional common shares available for issuance under the Plan.

We believe that approval of the Second Amendment will give us the flexibility to make share-based awards and other awards permitted under the Plan over the next one to three years, depending on market conditions, in amounts determined appropriate by the Compensation Committee; however, this timeline is simply an estimate used to determine the number of additional common shares requested under the Second Amendment and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to market conditions, the future price of our common shares, award levels and amounts provided by our competitors and our hiring activity over the next few years. The closing market price of our common shares as of December 1, 2015 was $5.91 per share, as reported on the NYSE.

As of December 1, 2015, the total number of our issued common shares was 120,427,721. Our current dilution (which is the number of common shares available for grant under the Plan, divided by the total number of common shares outstanding) is approximately 3%. If the Second Amendment is approved, the potential dilution from issuances authorized under the Plan will increase to approximately 6%. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.

A summary description of the material features of the Plan, as amended to reflect the proposed Second Amendment, is set forth below. The following summary does not purport to be a complete description of all the provisions of the Plan and is qualified in its entirety by reference to (i) the Plan, a copy of which is incorporated by reference to Exhibit 4.10 to our Form S-8 (File No. 333-202937) filed on March 23, 2015; (ii) the First Amendment, a copy of which is incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 000-55404) filed on June 8, 2015; and (iii) the Second Amendment, which is attached as Appendix A to this Proxy Statement and incorporated by reference in its entirety.

Consequences of Failing to Approve the Proposal

Failure of our shareholders to approve this proposal will mean that we will continue to grant equity awards under the terms of the Plan, in its current form, until the common shares available for issuance thereunder are exhausted, which we estimate will occur in 2016 based on current expected equity grant practices. If the Second Amendment is not approved by shareholders, the Plan will remain in effect in its current form.

Description of the C&J Energy Services 2015 Long Term Incentive Plan

Purpose of the Long Term Incentive Plan

The purpose of the Plan is to assist the Company in attracting, retaining, incentivizing and motivating officers and employees of, consultants to, and non-employee directors providing services to, the Company, its subsidiaries and affiliates and to promote the success of the Company’s business by providing such participating individuals with a proprietary interest in the performance of the Company. The Company believes that the Plan will cause participating officers, employees, consultants and non-employee directors to increase their interest in the welfare of the Company, its subsidiaries and affiliates and to align those interests with those of the shareholders of the Company, its subsidiaries and affiliates. The Company seeks to achieve the Plan’s purpose primarily by providing grants of a variety of awards (collectively referred to as “Awards”), including but not limited to:

•	incentive share options qualified as such under U.S. federal income tax laws (“Incentive Options”);

•	share options that do not qualify as incentive share options (“Non-statutory Options” and, together with Incentive Options, “Options”);

•	share appreciation rights (“SARs”);

•	dividend equivalent rights (“DERs”);

•	restricted share awards (“Restricted Shares”);

•	restricted share units (“RSUs”), which may be settled in the Company’s common shares or in cash, as determined by the Committee (as defined below);

•

awards that are subject to or contingent upon certain performance measures, including performance units (“Performance Units”), performance share units (“Performance Share Units”) and performance-based Restricted Shares (“Performance-Based Restricted Shares”);

•	awards of common shares;

•	other share-based awards (“Other Share-Based Awards”); and

•	substitute awards.

In addition, the MENA Sub-Plan allows the Company to provide cash-settled phantom equity awards to Eligible Individuals that are based on the shares of the Company’s subsidiary, C&J International Middle East FZCO, a free zone company in the Jabel Ali Free Zone, Dubai, United Arab Emirates.

The Plan, in part, is intended to qualify under the provisions of Section 422 of the Internal Revenue Code, which governs Incentive Options. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plan will terminate on the tenth anniversary of the Effective Date, unless terminated sooner by action of the Board. Awards granted prior to the Plan’s termination date will continue to be effective in accordance with their respective terms and conditions even after the date of the Plan’s termination.

Administration of the Long Term Incentive Plan

Unless the Board appoints another committee, the Compensation Committee will administer the Plan. The Compensation Committee will consist of at least two directors and may consist of the entire Board. To the extent that an Award is (a) granted to an Eligible Individual ( as defined below under—“Persons Who May Participate in the Long Term Incentive Plan”) who is subject to Section 16 of the Exchange Act, the Compensation Committee will consist of at least two directors considered to be “nonemployee directors” within the meaning of Rule 16b-3 and/or (b) intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Compensation Committee will consist of at least two directors considered to be “outside directors” within the meaning of Section 162(m). Subject to the terms and conditions of the Plan, the Compensation Committee shall have the power from time to time to:

•	select the Eligible Individuals to whom Awards shall be granted;

•	determine the type of each such Award, amount of each such Award (measured in cash, common shares or as otherwise designated) and terms and conditions of each such Award;

•	construe and interpret the Plan and Awards granted thereunder;

•	accelerate the time of vesting or exercisability of any Award;

•	cancel, with the consent of the Participant or as otherwise permitted by the Plan, outstanding Awards;

•	exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

•	exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

The Compensation Committee shall have no authority to make any adjustment (other than in connection with a change in capitalization, a corporate transaction or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or SAR previously granted under the Plan unless such amendment or adjustment has been approved by the Company’s shareholders.

Shares Subject to the Long Term Incentive Plan

The Second Amendment would increase the number of common shares available for Awards under the Plan from the number previously authorized to be issued under the Plan by 3,738,707 common shares. Accordingly, the maximum aggregate number of common shares that may be granted for any and all Awards under the Plan, as amended by the Second Amendment and since its initial inception as the C&J 2012 LTIP, may not exceed

11,674,748 common shares, no more than 2,150,000 of which may be granted as Incentive Options. In addition, the Plan also includes individual limitations on the amounts of Awards that may be awarded, which the Second Amendment would increase. Specifically, after giving effect to the Second Amendment, (i) the aggregate number of common shares that may be the subject of an Award (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of common shares) granted to an Eligible Individual in any calendar year may not exceed 5,000,000 and (ii) the fair market value of an Award, as determined on the date of grant, designated to be paid only in cash, or the settlement of which is not based on a number of common shares, granted to an Eligible Individual in any calendar year may not exceed $10,000,000.

As of December 1, 2015, there are (i) 8,398,023 common shares already subject to previously issued Awards, specifically: (a) 2,653,705 common shares subject to outstanding Awards of restricted shares, (b) 5,119,318 common shares subject to outstanding Awards of Non-statutory Options, and (c) 625,000 common shares subject to Awards of Performance-Based Restricted Shares, and (ii) 3,659,839 common shares remaining available for future Awards.

Common shares subject to any Award that (i) terminates by expiration, forfeiture, cancellation or otherwise without the issuance of common shares, (ii) is settled in cash in lieu of common shares or (iii) is exchanged with the Compensation Committee’s permission, prior to the issuance of common shares, for an Award pursuant to which no common shares may be issued, shall again be available for Awards under the Plan. The common shares issued under the Plan may be, in whole or in part, authorized but unissued shares or issued shares which have been reacquired by the Company and held by the Company as treasury shares. As long as the common shares remain listed for trading on the NYSE, the fair market value of the common shares on a given date will be the value equal to the closing price of a common share as reported on the NYSE on that date (or on the next preceding date on which there was such a closing price).

Persons Who May Participate in the Long Term Incentive Plan

Individuals eligible to receive Awards, or “Eligible Individuals,” under the Plan are officers, employees and consultants that provide services to the Company or one of its subsidiaries and members of the Board. Eligible Individuals to whom an Award is granted under the Plan are referred to as “Participants.” At the time the Company adopts the Second Amendment, the Company anticipates having approximately five non-employee directors, ten Section 16 officers, and approximately 5% to 10% of its non-executive officer employee base who will be eligible to participate in the Plan.

Awards under the Long Term Incentive Plan

Share Options. The Company may grant Options to Eligible Individuals including (i) Incentive Options that comply with Section 422 of the Internal Revenue Code; and (ii) Non-statutory Options. With respect to Incentive Options, a Participant must be an employee of the Company or one of its subsidiaries on the date of grant. The exercise price of each Option granted under the Plan will be stated in the Option agreement and may vary; however, the exercise price for an Option must not be less than the greater of (a) the par value per common share or (b) the fair market value per common share as of the date of grant (or 110% of the fair market value per common share in the case of an Incentive Option granted to a Participant that owns common shares equal to more than 10% of the total combined voting power or value of all classes of shares of the Company or a subsidiary of the Company). Options may be exercised as the Compensation Committee determines, but not later than ten years from the date of grant (or five years from the date of grant in the case of an Incentive Option granted to a Participant that owns common shares equal to more than 10% of the total combined voting power or value of all classes of shares of the Company or a subsidiary of the Company); provided, however, that upon the death of a Participant prior to the expiration of the Option, the Option may be exercised for up to one year following the date of the Participant’s death, even if such period extends beyond ten years from the date the Option is granted. The vested portion of an Option may be exercised, in whole or in part, at any time after becoming exercisable until its expiration or termination. To the extent that the aggregate fair market value (determined as of the date of grant) of common shares with respect to which Incentive Options granted under the Plan are exercisable by a Participant for the first time during any calendar year exceeds $100,000, the Incentive Option shall be treated as a Non-statutory Option.

SARs. A SAR is the right to receive an amount determined by multiplying (i) the excess of the fair market value of a common share on the last business day preceding the date of exercise of the SAR over (a) with respect to a SAR unrelated to an Option, the fair market value of a common share on the date the SAR was granted or (b) with respect to a SAR related to an Option, the exercise price specified in the related Option by (ii) the number of common shares as to which the SAR is being exercised. A SAR may be settled or paid in cash, common shares or a combination of each, in accordance with its terms. A SAR may be granted (i) at any time if unrelated to an Option or (ii) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option. Each SAR will contain such terms and conditions as to exercisability, vesting and duration as the Compensation Committee determines. In no event will a SAR have a term of greater than ten years; provided that, unless the Compensation Committee provides otherwise, a SAR may, upon the death of a Participant prior to expiration of the Award, be exercised for up to one year following the date of the Participant’s death even if such period extends beyond ten years from the date of grant.

Dividend Equivalent Rights. A DER is the right to receive an amount based on the value of dividends that are paid with respect to common shares. The Compensation Committee may grant DERs, either in tandem with an Award or as a separate Award, to Eligible Individuals. The terms and conditions applicable to each Award of DERs shall be specified in the applicable Award agreement. Amounts payable in respect of DERs may be payable currently or, if applicable, deferred until the lapse of restrictions on such DERs or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the DERs relate. In the event that the amount payable in respect of DERs is to be deferred, the Compensation Committee shall determine whether such amounts are to be held in cash or reinvested in common shares or deemed (notionally) to be reinvested in common shares. DERs may be settled in cash, common shares, other Awards, other property or a combination of the foregoing in a single installment or multiple installments, as determined by the Compensation Committee.

Restricted Share Awards. A Restricted Share Award is a grant of common shares subject to restrictions, terms and conditions imposed by the Compensation Committee in its discretion. Unless the Compensation Committee determines otherwise, upon the issuance of Restricted Shares, a Participant shall have all of the rights of a shareholder with respect to the common shares represented by the Restricted Shares, including the right to vote such common shares and to receive all dividends or other distributions made with respect to the common shares. The Compensation Committee may determine that the payment to a Participant of dividends, or a specified portion thereof, declared or paid on such common shares shall be deferred until the restrictions imposed lapse and shall be held by the Company on the account of the Participant until such time. If dividends are to be deferred, the Compensation Committee will determine whether such dividends are to be reinvested in common shares (which shall be held as additional Restricted Shares) or held in cash. Payment of deferred dividends in respect of Restricted Shares shall be made upon the lapse of restrictions imposed on such Restricted Shares in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Restricted Shares will forfeited upon the forfeiture of such Restricted Shares.

Restricted Share Units. Each RSU represents the right to receive payment of an amount equal to the fair market value of a common share as of the date of vesting of the RSU or any later date specified by the Compensation Committee. Each RSU Award will contain restrictions, terms and conditions imposed by the Compensation Committee in its discretion. RSUs may be paid in common shares, cash or a combination thereof.

Performance Awards. Performance Awards (including Performance Units, Performance Share Units and Performance-Based Restricted Shares) may be granted to Eligible Individuals on terms and conditions determined by the Compensation Committee and set forth in an Award agreement.

Performance Units and Performance Share Units. Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified performance objectives within a performance cycle and such other vesting conditions as may be determined by the Compensation Committee (including without limitation, a continued employment requirement following the end of the applicable performance cycle), represent the right to receive payment of the specified dollar amount or a percentage of the specified dollar amount depending on the level of performance attained. The Compensation Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Performance Share Units shall be denominated in common shares and, contingent upon the attainment of specified performance objectives within a performance cycle and such other vesting conditions as may be determined by the Compensation Committee (including without limitation, a continued employment requirement following the end of the applicable performance cycle), represent the right to receive payment of the fair market value of a common share on the date the Performance Share Unit was granted, the date the Performance Share Unit became vested or any other date specified by the Compensation Committee or a percentage of such amount depending on the level of performance attained. The Compensation Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit. The Award agreement for each Performance Unit and Performance Share Unit shall specify the number of Performance Units or Performance Share Units to which it relates, the performance objectives and other conditions which must be satisfied in order for the Performance Unit or Performance Share Unit to vest, the performance cycle within which such performance objectives must be satisfied (which will not be less than one year) and the circumstances under which the Award will be forfeited. Payment in respect of Performance Units and Performance Share Units may be made entirely in common shares valued at their fair market value, entirely in cash, other Awards, other property or in any combination of the foregoing as the Compensation Committee in its discretion shall determine at any time prior to such payment.

Performance-Based Restricted Shares. Performance-Based Restricted Shares shall consist of an Award of Restricted Shares, issued in the Participant’s name and subject to appropriate restrictions and transfer limitations. Unless the Compensation Committee determines otherwise, upon issuance of Performance-Based Restricted Shares, the Participant shall have all of the rights of a shareholder with respect to such common shares represented by the Performance-Based Restricted Shares, including the right to vote such common shares and to receive all dividends or other distributions paid or made with respect to such common shares. The Award agreement governing Performance-Based Restricted Shares will specify the number of Performance-Based Restricted Shares awarded, the performance objectives and other conditions that must be satisfied in order for the Performance-Based Restricted Shares to vest, the performance cycle within which the performance objectives must be satisfied (which will not be less than one year) and the circumstances under which the Award will be forfeited. At the time the Award of Performance-Based Restricted Shares is granted, the Compensation Committee may determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on common shares represented by such Award shall be deferred until the restrictions imposed upon such Performance-Based Restricted Shares lapse and shall be held for the account of the Participant until such time. If dividends are to be deferred, the Compensation Committee will determine whether such dividends are to be reinvested in common shares (which shall be held as additional Performance-Based Restricted Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Compensation Committee, in its discretion, may determine. Payment of deferred dividends in respect of the Performance-Based Restricted Shares shall be made upon the lapse of restrictions imposed on the Performance-Based Restricted Shares in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Performance-Based Restricted Shares shall be forfeited upon the forfeiture of such Performance-Based Restricted Shares. Upon the lapse of restrictions on Performance-Based Restricted Shares, the Compensation Committee shall cause a share certificate or evidence of book entry Shares to be delivered to the Participant with respect to such common shares, free of all restrictions hereunder.

Performance Objectives. Performance objectives will be designed to support the Company’s business strategy and align the interests of Participants with the interests of the Company’s shareholders. Please see “Proposal 2—Approval of the Material Terms of the C&J Energy Services 2015 Long Term Incentive Plan for

Purposes of Complying with the Requirements of Section 162(m)—Performance Criteria and Performance Awards” for additional information regarding the potential performance objectives for Performance Awards intended to constitute “performance-based compensation” within the meaning of Section 162(m).

Determination of Performance. The Compensation Committee shall certify in writing that the applicable performance objectives related to a Performance Award have been satisfied to the extent necessary for such an Award intended to constitute “performance-based compensation” within the meaning of Section 162(m) to so qualify. In respect of a Performance Award, the Compensation Committee may, in its sole discretion, reduce the amount of cash paid or number of common shares to be issued or that have been issued and that become vested or on which restrictions lapse. The Compensation Committee shall not be entitled to exercise any discretion if doing so would cause the compensation attributable to such Awards to fail to qualify as “performance-based compensation” within the meaning of Section 162(m).

Performance Award Pool. The Compensation Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. In the case of a Performance Award which is intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the Performance Award pool shall be based upon the achievement of performance objectives during the given performance cycle based on one or more of the criteria set forth in “Proposal 2—Approval of the Material Terms of the C&J Energy Services 2015 Long Term Incentive Plan for Purposes of Complying with the Requirements of Section 162(m)—Performance Criteria and Performance Awards.” The Compensation Committee may, in its discretion, adjust the amount of such Performance Award pool to reflect the events or occurrences set forth above under “Proposal 2—Approval of the Material Terms of the C&J Energy Services 2015 Long Term Incentive Plan for Purposes of Complying with the Requirements of Section 162(m)—Performance Criteria and Performance Awards.” The Compensation Committee may specify the amount of the Performance Award pool as a percentage of any such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

Common Shares. The Compensation Committee may grant an Award of common shares to an Eligible Individual on such terms and conditions as the Compensation Committee may determine at the time of grant. Awards of common shares may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

Other Share-Based Awards. The Compensation Committee may grant to Eligible Individuals such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, common shares, as deemed by the Compensation Committee to be consistent with the terms of the Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into common shares, purchase rights for common shares, Awards with value and payment contingent upon the performance of the Company or any other factors designated by the Compensation Committee, and Awards valued by reference to the book value of common shares or the value of securities of, or the performance of, specified subsidiaries of the Company. The Compensation Committee shall determine the terms and conditions of such Other Share-Based Awards. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted under the Plan.

Substitute Awards. The Compensation Committee may grant Awards in substitution for similar awards held by individuals who become employees, consultants or directors as a result of a merger, consolidation, or acquisition by the Company or an affiliate of another entity or the assets of another entity. Such substitute awards that are share Options or SARs may have exercise prices less than 100% of the fair market value per common share on the date of the substitution if such substitution complies with Section 409A of the Internal Revenue Code and its regulations and other applicable laws and exchange rules.

C&J International Middle East FZCO Phantom Equity Arrangement

The Plan authorizes the Compensation Committee to establish sub-plans to the Plan to comply with applicable laws in countries other than the United States in which the Company operates or has employees, directors or consultants from time to time. Pursuant to this authority, the Compensation Committee established the MENA Sub-Plan, which provides certain Eligible Individuals with the opportunity to receive phantom equity awards that are based on the shares of C&J International Middle East FZCO, a subsidiary of the Company, which phantom equity awards will be settled in cash following vesting. As of December  1, 2015, 500,000 phantom equity units have been issued under the MENA Sub-Plan.

Replacement Awards

Pursuant to the Merger Agreement entered into by and between Nabors and Legacy C&J, certain equity awards to acquire Nabors common shares held by individuals that were employees of Nabors and its subsidiaries prior to the Merger were cancelled by Nabors and replaced by the Company. The Company granted these replacement awards under the Plan, which reduced the aggregate number of common shares authorized for issuance under the Plan. Each replacement award is (a) subject to the terms and conditions of the Plan, except to the extent that the Plan and the terms and conditions of the applicable Nabors equity plan that governed the cancelled award to which the replacement award relates conflict, in which case, the provisions of the applicable Nabors equity plan shall control solely with respect to the conflict and (b) governed by the terms and conditions specified in the applicable award agreement that originally granted the cancelled award to which the replacement award relates, as amended, with any references deemed updated as appropriate to give effect to the transactions contemplated by the Merger Agreement.

Other Provisions

Termination of Employment or Service. The Award agreement evidencing the grant of each Award shall set forth the terms and conditions applicable to such Award upon termination of employment or other service with the Company, which shall be as the Compensation Committee may, in its discretion, determine at the time the Award is granted or at any time thereafter.

Transferability of Awards. The Plan generally restricts the transfer of Awards, except for (1) transfer by will or the laws of descent and distribution, (2) transfer to a beneficiary designated by a Participant to whom any benefit under the Plan is to be paid or who may exercise any rights of the Participant under any Award granted under the Plan in the event of the Participant’s death before he or she receives any or all of such benefit or exercises such Award and (3) transfer pursuant to a domestic relations order entered or approved by a court of competent jurisdiction. Incentive Options will not, under any circumstances, be transferable other than by will or the laws of descent and distribution.

Changes in Capitalization. In the event of a Change in Capitalization (as defined in the Plan), the Compensation Committee shall conclusively determine the appropriate adjustments, if any, to (1) the maximum number and class of shares or other shares or securities with respect to which Awards may be granted under the Plan, (2) the maximum number and class of shares or other shares or securities that may be issued upon the exercise of Incentive Options, (3) the maximum number and class of shares or other shares or securities with respect to which Awards may be granted to any Eligible Individual in any calendar year, (4) the number and class of shares or other shares or securities, cash or other property, which are subject to outstanding Awards granted under the Plan and the exercise price therefor, if applicable, and (5) the performance objectives.

Effect of Change in Control and Certain Transactions. Generally, any specific terms applicable to an Award in the event of a Change in Control (as defined in the Plan) will be set forth in the applicable Award agreement. Unless otherwise provided in an Award agreement, in connection with a Corporate Transaction (as defined in the Plan, but which generally means a merger, consolidation, reorganization, recapitalization or other similar change in the Company’s common shares, or a liquidation or dissolution of the Company), Awards shall either: (1) continue following such Corporate Transaction, which may include, in the discretion of the Compensation Committee or the parties to the Corporate Transaction, the assumption, continuation or substitution of the Awards by the successor, surviving or resulting entity or a parent or subsidiary thereof, in each case with appropriate adjustments to the number, kind of shares, and exercise prices of the Awards; or (2) terminate upon the consummation of the Corporate Transaction.

Options and SARs. If Options or SARs are to terminate in the event of a Corporate Transaction, the holders of vested Options or SARs must be provided either (1) 15 days to exercise their Options or SARs or (2) payment (in cash or other consideration) in respect of each common share covered by the Option or SAR being cancelled in an amount equal to the excess of the per share price to be paid to shareholders in the Corporate Transaction over the price of the Option or the SAR. If the per share price to be paid to shareholders in the Corporate Transaction is less than the exercise price of the Option or SAR, the Option or SAR may be terminated without payment of any kind. The holders of unvested Options or SARs may also receive payment, at the discretion of the Compensation Committee, in the same manner as described above for vested Options and SARs. The Compensation Committee may also accelerate the vesting on any unvested Option or SAR and provide holders of such Options or SARs a reasonable opportunity to exercise the Award.

Other Awards. If Awards other than Options and SARs are to terminate in connection with a Corporate Transaction, the holders of vested Awards will be provided, and holders of unvested Awards may be provided, at the discretion of the Compensation Committee, payment (in cash or other consideration upon or immediately following the Corporate Transaction, or, to the extent permitted by Section 409A of the Internal Revenue Code, on a deferred basis) in respect of each common share covered by the Award being cancelled in an amount equal to the per share price to be paid to shareholders in the Corporate Transaction, where the value of any non-cash consideration will be determined by the Compensation Committee in good faith.

The Compensation Committee may, in its sole discretion, provide for different treatment for different Awards or Awards held by different parties, and where alternative treatment is available for a Participant’s Awards, may allow the Participant to choose which treatment will apply to his or her Awards.

Termination and Amendment. The Board may terminate the Plan at any time and from time to time amend, modify or suspend the Plan; provided that (1) no such amendment, modification, suspension or termination shall impair or adversely alter any Awards previously granted under the Plan, except with the consent of a Participant, (2) no amendment, modification, suspension or termination shall deprive any Participant of any common shares the Participant may have acquired through or as a result of the Plan and (3) to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation or exchange requirement.

Clawback. The Plan is subject to any written clawback policies the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and the amounts paid or realized with respect to Awards under the Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur.

Tax Withholding. The Company may withhold from any payment of cash to a Participant or other person under the Plan, an amount sufficient to cover any withholding taxes which may become required with respect to such payment or take any other action it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant, exercise or settlement of any Award under the Plan. If specified in an Award agreement at the time of grant or otherwise approved by the Compensation Committee, a Participant may, in satisfaction of withholding tax obligations in connection with an Award, elect to (1) make a cash payment to the Company, (2) permit the purchase (subject to the requirements of Bermuda law) of a portion of the common shares that have become vested or (3) surrender common shares owned by the Participant prior to the exercise, vesting or other settlement of an Award, in each case, having an aggregate fair market value equal to such withholding taxes.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to Participants arising from participation in the Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, Non-statutory Options and SARs with an exercise price less than the fair market value of common shares on the date of grant, SARs payable in cash, RSUs, and certain other Awards that may be granted pursuant to the Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A or Section 457A of the Internal Revenue Code and guidance promulgated thereunder.

Tax Consequences to Participants

Options and SARs. Participants will not realize taxable income upon the grant of an Option or a SAR. Upon the exercise of a Non-statutory Option or a SAR, a Participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common shares received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any common shares received pursuant to the exercise of a Non-statutory Option or SAR that equals the fair market value of such common shares on the date of exercise. Subject to the discussion under “—Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the common shares acquired as a result of the exercise of a Non-statutory Option or SAR, any appreciation (or depreciation) in the value of the common shares after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common shares must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an Option intended to qualify as an Incentive Option (i.e., under Section 422 of the Internal Revenue Code) will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the common shares received upon exercise of the Incentive Option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Shares that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Shares. However, if a Participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Shares. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Shares. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “—Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held common shares (other than ISO Shares that have not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Non-statutory Option or an Incentive Option, no additional gain will be recognized on the transfer of such previously held common shares in satisfaction of the Non-statutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Non-statutory Option in the manner described above). Moreover, that number of common shares received upon exercise which equals the number of previously held common shares surrendered in satisfaction of the Non-statutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held common shares surrendered in satisfaction of the Non-statutory Option or Incentive Option exercise price. Any additional common shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The Plan generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the Plan allows the Compensation Committee to permit the transfer of Awards (other than Incentive Options) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of Non-statutory Options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Non-statutory Options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of Options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the Options. If a Non-statutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Non-statutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Non-statutory Option at the time of the gift. The value of the Non-statutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the common shares, the potential for future appreciation or depreciation of the common shares, the time period of the Non-statutory Option and the illiquidity of the Non-statutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (for 2015, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Non-statutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Non-statutory Options has not been extended to unvested Non-statutory Options. Whether such consequences apply to unvested Non-statutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards: Cash Awards, RSUs, DERs, Restricted Shares and Share Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash Award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of an RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or common shares in settlement of the RSU Award, as applicable, in an amount equal to the cash or the fair market value of the common shares received. The DERs, if any, received with respect to an RSU or other Award will be taxable as ordinary compensation income, not dividend income, when paid.

A recipient of Restricted Shares or a Share Award generally will be subject to tax at ordinary income tax rates on the fair market value of the common shares when received, reduced by any amount paid by the recipient; however, if the common shares are not transferable and are subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common shares (i) when the common shares first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Internal Revenue Code. If a Section 83(b) election is made and the common shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited common shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the common shares received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those common shares will commence on the later of the date the common shares are received or the restrictions lapse. Subject to the discussion below under “—Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Section 409A and 457A of the Internal Revenue Code. Awards under the Plan are intended to be designed, granted and administered in a manner that is either exempt from the application of or complies with the requirements of Section 409A and 457A of the Internal Revenue Code in an effort to avoid the imposition of any additional taxes and/or penalties. To the extent that an Award under the Plan fails to comply with Section 409A or Section 457A of the Internal Revenue Code, such Award will to the extent possible be modified to comply with such requirements.

Tax Consequences to the Company

Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the Plan could also be limited by the golden parachute rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Performance-Based Compensation. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the Plan could be limited by Section 162(m). Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a

“covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt “performance-based compensation” from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of the Award must be based on the satisfaction of one or more performance goals selected by the Compensation Committee and certain other requirements must be met, including shareholder approval requirements. Although the Plan has been drafted to satisfy the requirements for the “performance-based compensation” exception, the Company may determine that it is in the Company’s best interests not to satisfy the requirements for the exception in certain situations. Please see “Proposal 2—Approval of the Material Terms of the C&J Energy Services 2015 Long Term Incentive Plan for Purposes of Complying with the Requirements of Section 162(m)” for additional information.

New Plan Benefits

The Awards, if any, that will be made to Eligible Individuals under the Plan are subject to the discretion of the Compensation Committee, therefore, the Company cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future. Therefore, the New Plan Benefits Table is not provided.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information regarding Legacy C&J’s equity compensation plans as of December 31, 2014:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)(1)(2)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)(3)
Equity compensation plans approved by security holders	5,066,458	$11.70	2,618,148
Equity compensation plans not approved by security holders	—	—	—
Total	5,066,458	$11.70	2,618,148

(1)	Consists of (i) 1,020,800 Non-statutory Options issued and outstanding under the C&J Energy Services, Inc. 2006 Stock Option Plan (the “2006 Plan”); (ii) 3,971,892 Non-statutory Options issued and outstanding under the C&J Energy Services, Inc. 2010 Stock Option Plan (the “2010 Plan”); and (iii) 73,766 Non-statutory Options issued and outstanding under the Plan (formerly the C&J 2012 LTIP). There were also 1,376,659 Restricted Shares issued and outstanding under the Plan (formerly the C&J 2012 LTIP) as of such date, which are not reported in this table. On December 23, 2010, the 2006 Plan was amended to provide, among other things, that no additional awards will be granted under the 2006 Plan and on May 29, 2012, the 2010 Plan was amended to provide, among other things, that no additional awards will be granted under the 2010 Plan. Pursuant to the terms of the 2006 Plan and the 2010 Plan, if and to the extent an award originally granted pursuant to the 2006 Plan or the 2010 Plan, as applicable, is terminated by expiration, forfeiture, cancellation or otherwise without the issuance of common shares, any and all common shares associated with such award shall become available to be granted pursuant to a new Award under the terms of the Plan. Following the Effective Date of the Plan, no further awards may be made under the C&J 2012 LTIP and awards that were previously outstanding under the C&J 2012 LTIP continued and remain outstanding under the Plan.
(2)

Includes 29,583 outstanding Options held by Mr. Comstock; 17,034 outstanding Options held by Mr. McMullen, 3,167 outstanding Options held by Mr. Gawick; 6,610 outstanding Options held by Mr. Moore; 58,294 outstanding Options held by all executive officers as a group (9 persons), and 15,472 outstanding Options held by all current employees, excluding executive officers, as a group (10 persons), in each case, granted under the Plan (since its inception as the C&J 2012 LTIP). No Option awards have been granted to any (i) non-employee director, or (ii) any associate of a non-employee director or executive officer, and no other person has been granted five percent or more of the total amount of awards granted under the Plan (since its inception as the C&J 2012 LTIP).
(3)	The number of securities reported in column (c) as available for future issuance does not include any of the additional shares that shareholders are being asked to approve under the Plan. As of December 1, 2015, there were 3,659,839 common shares remaining available for future issuance under the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE SECOND AMENDMENT TO THE C&J ENERGY SERVICES 2015 LONG TERM INCENTIVE PLAN.

Proposal 2— Approval of the Material Terms of the C&J Energy Services 2015 Long Term Incentive Plan for Purposes of Complying with the Requirements of Section 162(m)

In addition to approving the Second Amendment to the Plan as set forth in Proposal 1, we are also asking shareholders to approve the material terms of the Plan pursuant to Section 162(m) of the Internal Revenue Code (“Section 162(m)”) in order to grant Awards under the Plan that are designed as “performance-based compensation” pursuant to Section 162(m).

Background and Purpose of the Proposal

We believe it is desirable to maintain the ability to deduct, for federal income tax purposes, the value of Awards granted pursuant to the Plan. The Plan is intended to qualify for exemption from the deduction limitations of Section 162(m) by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to the Chief Executive Officer and the three other most highly compensated officers (other than the principal financial officer) (“Covered Employees”) determined pursuant to the SEC’s executive compensation disclosure rules may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, compensation paid to Covered Employees may be deducted in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). In addition to certain other requirements, in order for Awards under the Plan to constitute “performance-based compensation,” the material terms of the Plan must be disclosed to and approved by our shareholders.

We are specifically requesting that shareholders vote to approve, with respect to the Plan as amended by the Second Amendment: (1) the maximum amount of compensation that may be paid to a Participant under the Plan in any fiscal year, (2) the individuals eligible to receive compensation under the Plan, and (3) the performance criteria on which the performance goals are based for purposes of Section 162(m). Each of these items is discussed below, and shareholder approval of this proposal constitutes approval of each of these items for purposes of the Section  162(m) shareholder approval requirements.

Consequences of Failing to Approve the Proposal

If this Proposal 2 is not approved, Covered Employees may not receive the compensation that we intended to provide them under the Plan and the deductibility of Awards granted to Covered Employees in the future may potentially be limited. This means that we may be limited in our ability to grant Awards that satisfy our compensation objectives and that are deductible (although we retain the ability to evaluate the performance of the Covered Employees and to pay appropriate compensation even if some of it may be non-deductible). However, failure of the shareholders to approve this Proposal 2 will not in any way impact or otherwise affect any prior Section 162(m) approvals related to the Plan.

Maximum Amounts of Compensation

Consistent with certain provisions of the Internal Revenue Code, there are restrictions providing for a maximum number of shares that may be granted in any one year to a Covered Employee and a maximum amount of cash compensation payable in any one year as an Award under the Plan to a Covered Employee. After giving effect to the Second Amendment, no Covered Employee is eligible for a grant during a single plan year of an Award under the Plan with respect to, or measured by, more than 5,000,000 common shares. After giving effect to the Second Amendment, the Compensation Committee’s grant of Performance Awards under the Plan may, in its sole discretion, be made in common shares or in cash, or in a combination of common shares and cash, but the cash portion of such Award granted during any one plan year to any person may not exceed $10,000,000.

Eligibility

Directors, officers, employees and any other person who provides services to us or one of our subsidiaries are eligible to receive Awards under the Plan. Although Section 162(m) only limits the deductibility for compensation paid to a Covered Employee who is employed as of the end of the year, the performance goals described below may be applied to other senior officers in the event that any of them could be deemed to be a Covered Employee under the Section 162(m) regulations during the time that they hold the Performance Award.

Performance Criteria and Performance Awards

If an Eligible Individual is a Covered Employee, and the Compensation Committee determines that a contemplated Performance Award should qualify as “performance-based compensation” under Section 162(m), then the grant, vesting, exercise and/or settlement of such Award will be contingent upon achievement of one or more pre-established performance objectives based on business criteria specified in the Plan.

With respect to any Performance Awards intended to constitute “performance-based compensation” within the meaning of Section 162(m), performance objectives shall be expressed in terms of: (1) earnings per share, (2) operating income, (3) return on equity or assets, (4) cash flow, (5) net cash flow, (6) cash flow from operations, (7) EBITDA, (8) increased revenues, (9) revenue ratios, (10) cost reductions, (11) cost ratios, (12) overall revenue or sales growth, (13) expense reduction or management, (14) market position, (15) total shareholder return, (16) return on investment, (17) earnings before interest and taxes (EBIT), (18) net income, (19) return on net assets, (20) economic value added, (21) shareholder value added, (22) cash flow return on investment, (23) net operating profit, (24) net operating profit after tax, (25) return on capital, (26) return on invested capital, (27) operating or contribution margin, (28) share price, (29) debt reduction or management, (30) effective equipment utilization, (31) achievement of savings from business improvement projects, (32) capital project deliverables, (33) performance against environmental targets, (34) safety performance and/or incident rate, (35) human resources management targets, including medical cost reductions and time to hire, (36) satisfactory internal or external audits, or (37) any combination of the foregoing. Performance objectives may be in respect of the performance of the Company, any of its subsidiaries, any of its divisions or any combination thereof. In addition, performance objectives may be either absolute or relative (to the Company’s prior performance or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. For Performance Awards intended to constitute “performance-based compensation,” within the meaning of Section 162(m), the performance objectives with respect to a particular performance cycle will be established in writing by the Compensation Committee by the earliest of (i) the date on which a quarter of the performance cycle has elapsed, (ii) the date which is 90 days after the commencement of the performance cycle, and (iii) such other date as may be required or permitted under Section 162(m), and in any event while the performance relating to the performance objectives remain substantially uncertain.

The Compensation Committee may, at the time the performance objectives in respect of a Performance Award are established, provide for the manner in which performance will be measured against the performance objectives to reflect the impact of specified events on the Company as a whole or any part of the Company’s business or operations, including, generally, (1) changes in accounting principles or tax laws that become effective during the applicable performance cycle; (2) events that are extraordinary or unusual in nature or infrequent in occurrence; (3) the disposition of a business, or the sale of investments or non-core assets; (4) gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (5) investments or acquisitions made during the year or, to the extent provided by the Compensation Committee, any prior year; (6) amounts accrued pursuant to management bonus plans or cash sharing profit plans and related employer payroll taxes; (7) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan; (8) asset write-downs or impairment to assets; (9) accruals for reorganization and restructuring programs; (10) goodwill impairment charges; (11) items that the Board has determined do not represent core operations of the Company, specifically including but not limited to interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; and (12) marked-to-market adjustments for financial instruments. Any adjustments based on the effect of this type of event are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Compensation Committee and, in respect of Performance Awards intended to constitute “performance-based compensation” within the meaning of Section 162(m), such adjustments shall be permitted only to the extent permitted under Section 162(m) and the regulations promulgated thereunder.

For a detailed description of the remaining terms of, certain tax consequences associated with participation in and other information regarding the Plan, please see Proposal 1.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MATERIAL TERMS OF THE C&J ENERGY SERVICES 2015 LONG TERM INCENTIVE PLAN FOR THE PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE.

OTHER MATTERS

As of the date of filing this Proxy Statement, our Board is not aware of any other business to be presented or voted upon at the Special General Meeting. If any other business is properly presented, the proxies solicited by our Board will provide the proxy holders with the authority to vote on those matters in accordance with such persons’ discretion. Where a shareholder has appropriately specified how a proxy is to be voted, it will be voted by the proxy holders in accordance with the specification.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Shareholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2016 Annual General Meeting of Shareholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. No shareholder proposal was received for inclusion in this Proxy Statement.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a shareholder at the 2016 Annual General Meeting of shareholders that the shareholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal a reasonable time before we send to shareholders the proxy materials for the 2016 Annual General Meeting, and the shareholder satisfies the other requirements of Rule 14a-4(c)(3). If we first receive notice of the matter after a reasonable time has passed and the matter nonetheless is permitted to be presented at the 2016 Annual General Meeting of shareholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

2014 ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (including the financial statements and the financial statement schedules, if any, but not including exhibits), will be furnished at no charge to each person to whom a Proxy Statement is delivered upon the written request of such person. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Requests for electronic or printed copies should be directed to C&J Energy Services Ltd. at Crown House, 2nd Floor, 4 Par-La-Ville Rd, Hamilton, HM08, Bermuda, Attn: Corporate Secretary or by email at Investors@cjenergy.com.

HOUSEHOLDING

We may send a single set of proxy materials and other shareholder communications to any household at which two or more shareholders reside unless we have received contrary instructions from those shareholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The proxy materials and other shareholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our proxy materials for each shareholder sharing your address in the future, please contact C&J Energy Services Ltd. at Crown House, 2nd Floor, 4 Par-La-Ville Rd, Hamilton, HM08, Bermuda, Attn: Corporate Secretary or by email at Investors@cjenergy.com, and we will promptly deliver to you the requested material. You may also contact us in the same manner if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

APPENDIX A:

SECOND AMENDMENT TO THE C&J ENERGY SERVICES 2015 LONG TERM INCENTIVE PLAN

THIS SECOND AMENDMENT (the “Second Amendment”) to the C&J Energy Services 2015 Long Term Incentive Plan, as amended from time to time (the “Plan”), is made effective as of January 21, 2016 (the “Amendment Effective Date”), by C&J Energy Services Ltd. (the “Company”), subject to approval by the Company’s shareholders.

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorised to grant equity-based incentive awards to certain officers and employees of, consultants to, and non-employee directors of the Company and its subsidiaries;

WHEREAS, Section 15.2 of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan to increase the number of common shares, par value $0.01 per share, of the Company (the “Shares”) available for awards under the Plan, with the approval of the Company’s shareholders; and

WHEREAS, the Board now desires to amend the Plan to (i) increase the number of Shares available for grant under the Plan by 3,738,707 shares, (ii) increase the per participant annual limit on the number of Shares that may be the subject of certain Share-based awards under the Plan by 3,000,000 Shares, from 2,000,000 to 5,000,000, and (iii) increase the per-participant annual limit on the fair market value of certain awards designated to be paid only in cash or the settlement of which is not based on a number of Shares granted under the Plan by $5,000,000, from $5,000,000 to $10,000,000, in each case, subject to approval by the Company’s shareholders at a special meeting of the Company to be called on a date and time to be determined by the officers of the Company for the purpose of, among other things, approval of the Second Amendment.

NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, subject to approval by the Company’s shareholders, as set forth below:

1. Section 4.1 of the Plan is hereby deleted in its entirety and replaced with the following:

Aggregate Number of Shares Authorized for Issuance. Subject to any adjustment as provided in the Plan, the aggregate number of Shares that may be made the subject of Awards granted under the Plan (since its initial inception as the C&J Energy Services, Inc. 2012 Long-Term Incentive Plan) shall not exceed 11,684,748 Shares, no more than 2,150,000 of which may be granted as Incentive Share Options. Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares. Any Shares related to an award granted under a Prior Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares shall become available for Awards under this Plan.

2. Section 4.2 of the Plan is hereby deleted in its entirety and replaced with the following:

Individual Participant Limit. The aggregate number of Shares that may be the subject of an Award (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of Shares) granted to an Eligible Individual in any calendar year may not exceed 5,000,000. The Fair Market Value of an Award, as determined on the date of grant, designated to be paid only in cash, or the settlement of which is not based on a number of Shares, granted to an Eligible Individual in any calendar year may not exceed $10,000,000.

RESOLVED FURTHER, that except as provided above, the Plan shall continue to read in the current state.

A-1

C&J ENERGY SERVICES LTD. CROWN HOUSE, SECOND FLOOR 4 PAR-LA-VILLE ROAD HAMILTON HM08, BERMUDA	VOTE BY INTERNET - www.proxyvote.com
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M97946-S39441 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

C&J ENERGY SERVICES LTD.

The Board of Directors recommends you vote FOR proposals 1 and 2.					For	Against	Abstain
1.	The approval of the Second Amendment to the C&J Energy Services 2015 Long Term Incentive Plan.				☐	☐	☐
2.	The approval of the material terms of the C&J Energy Services 2015 Long Term Incentive Plan for the purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.				☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business that is properly presented at the Special General Meeting or any adjournments or postponements thereof.
For address change/comments, mark here. (see reverse for instructions) ☐
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the

C&J Energy Services Ltd. Special General Meeting of Shareholders to be

held on January 21, 2016:

The Notice of Special General Meeting and Proxy Statement

are available at www.proxyvote.com

M97947-S39441

C&J ENERGY SERVICES LTD.

Special General Meeting of Shareholders

January 21, 2016 2:00 PM (Local Time)

This proxy is solicited by the Board of Directors

The undersigned shareholder of C&J Energy Services Ltd. hereby appoint(s) Joshua E. Comstock and Theodore R. Moore, and each of them, as proxies with full power of substitution and hereby authorizes them to represent and to vote all of the common shares of C&J Energy Services Ltd. that the undersigned is entitled to vote at the Special General Meeting of Shareholders to be held at 2:00 PM, local time, on January 21, 2016, at the Company’s headquarters located at Crown House, Second Floor, 4 Par-La-Ville Road, Hamilton HM08, Bermuda, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations as presented on the reverse side. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the Special General Meeting of Shareholders and at any adjournment or postponement thereof.

Address Change/Comments:

(If you noted any Address Change and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side